                                                                    EXHIBIT 10.5






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                           FACILITIES LEASE AGREEMENT


                                     between


                       BRAZOS AUTOMOTIVE PROPERTIES, L.P.


                                       and


                               MONRO LEASING, LLC



                         Dated as of September 15, 1998



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                THIS FACILITIES LEASE AGREEMENT HAS BEEN ASSIGNED
                         AS SECURITY FOR INDEBTEDNESS OF
                       BRAZOS AUTOMOTIVE PROPERTIES, L.P.
                                SEE SECTION 19.10


This Facilities Lease Agreement has been manually executed in 10 counterparts, numbered consecutively from 1 through 10, of which this is No. . To the extent, if any, that this Facilities Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Facilities Lease Agreement may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

                                TABLE OF CONTENTS

                           FACILITIES LEASE AGREEMENT


                                                                                                PAGE
                                                                                                ----

ARTICLE I              DEFINITIONS.................................................................1
         Section 1.1.  Defined Terms...............................................................1
         Section 1.2.  Forms.......................................................................6
         Section 1.3.  Recitals, Table of Contents, Titles, and Headings...........................6
         Section 1.4.  Interpretation..............................................................7

ARTICLE II             REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE........................7
         Section 2.1.  Corporate Matters...........................................................7
         Section 2.2.  Authorization; Binding Agreement............................................7
         Section 2.3.  Power and Authority.........................................................7
         Section 2.4.  Consents, Approvals, Authorizations.........................................7
         Section 2.5.  Financial Statements........................................................8
         Section 2.6.  Changes.....................................................................8
         Section 2.7.  Litigation..................................................................8
         Section 2.8.  Delivery of Information.....................................................8
         Section 2.9.  Compliance with Legal Requirements and Insurance Requirements...............9
         Section 2.10.  Agreement for Facilities Lease.............................................9
         Section 2.11.  Correction of Work.........................................................9
         Section 2.12.  No Encroachments...........................................................9
         Section 2.13.  Facility and FF&E Liens....................................................9
         Section 2.14.  Brokerage..................................................................9
         Section 2.15.  Suitability of Facility and FF&E...........................................9

ARTICLE III            LEASE OF FACILITY..........................................................10
         Section 3.1.  Lease......................................................................10
         Section 3.2.  Facility Leasing Record....................................................10
         Section 3.3.  Ownership of the Facility and FF&E.........................................10
         Section 3.4.  Brazos Covenants...........................................................11
         Section 3.5.  Security...................................................................11

 ARTICLE IV            DELIVERY AND ACCEPTANCE....................................................12
         Section 4.1.  Acceptance.................................................................12
         Section 4.2.  Payments Final.............................................................12
         Section 4.3.  No Warranties or Representations...........................................12
         Section 4.4.  Quiet Enjoyment............................................................12
         Section 4.5.  Indemnity to Title Insurance...............................................12
         Section 4.6.  Other Financing Requirements...............................................12

ARTICLE V              LEASE TERM.................................................................13
         Section 5.1.  Lease Term.................................................................13
         Section 5.2.  Insurable Interest.........................................................13
         Section 5.3.  Termination................................................................13



                                      (1)


ARTICLE VI             RENT AND OTHER PAYMENTS....................................................13
         Section 6.1.  Basic Rent.................................................................13
         Section 6.2.  Other Amounts..............................................................13
         Section 6.3.  Additional Rent............................................................13
         Section 6.4.  Payment in Advance.........................................................14
         Section 6.5.  Credit Agreement Losses....................................................14

ARTICLE VII            RESTRICTED USE; COMPLIANCE WITH LAWS.......................................14
         Section 7.1.  Insurance Requirement and Legal Requirement................................14
         Section 7.2.  Filings....................................................................14
         Section 7.3.  Compliance with Other Requirements.........................................14
         Section 7.4.  Inspection.................................................................15
         Section 7.5.  No Liens...................................................................15
         Section 7.6.  Interference...............................................................15
         Section 7.7.  Delivery of Information....................................................15

ARTICLE VIII           MAINTENANCE, IMPROVEMENT AND REPAIR OF FACILITIES .........................16
         Section 8.1.  Warranties.................................................................16
         Section 8.2.  Costs and Expenses.........................................................16
         Section 8.3.  Payment of Taxes...........................................................16
         Section 8.4.  No Material Alterations....................................................17
         Section 8.5.  Maintenance................................................................17
         Section 8.6.  Additions and Alterations..................................................17
         Section 8.7.  Environmental Reports......................................................18

ARTICLE IX             INSURANCE..................................................................18
         Section 9.1.  Liability and Property Damage..............................................18
         Section 9.2.  Additional Insureds; Notice................................................18
         Section 9.3.  Application of Proceeds of Loss or Substantial Taking......................18
         Section 9.4.  Application of Proceeds of other than Loss or Substantial Taking...........18
         Section 9.5.  Investment.................................................................19
         Section 9.6.  Application in Default.....................................................19
         Section 9.7.  Certificates...............................................................19
         Section 9.8.  Covenant to Keep Insurance in Force........................................19

ARTICLE X               INDEMNITIES...............................................................19
         Section 10.1.  Indemnified Persons.......................................................19
         Section 10.2.  Payments..................................................................20
         Section 10.3.  Continuing Indemnification................................................21
         Section 10.4.  Limitations...............................................................21
         Section 10.5.  Litigation................................................................21

                                      (ii)



ARTICLE XI              RENEWAL AND TERMINATION...................................................21
         Section 11.1.  Lessee's Right to Terminate...............................................21
         Section 11.2.  Brazos' Right to Terminate................................................22
         Section 11.3.  Renewal...................................................................22
         Section 11.4.  Sales to Third Parties....................................................23
         Section 11.5.  Advisement................................................................24
         Section 11.6.  Additional Payments.......................................................24
         Section 11.7.  Termination of Facilities Lease...........................................24
         Section 11.8.  Surrender of Facility.....................................................24

ARTICLE XII             ECONOMIC DISCONTINUANCE...................................................24
         Section 12.1.  Uneconomic Facility.......................................................24
         Section 12.2.  Payment...................................................................25
         Section 12.3.  No Right to Use...........................................................25

ARTICLE XIII            EVENTS OF DEFAULT.........................................................25
         Section 13.1.  Events of Default.........................................................25
         Section 13.2.  Rights Upon Default.......................................................26
         Section 13.3.  Events of Facility Termination............................................30
         Section 13.4.  Brazos' Right Upon Event of Facility Termination..........................30

ARTICLE XIV             LOSS OF OR DAMAGE TO FACILITIES...........................................31
         Section 14.1.  Lessee's Risk.............................................................31
         Section 14.2.  Repair....................................................................31
         Section 14.3.  Facility Damaged Beyond Repair............................................31

ARTICLE XV              CONDEMNATION OF FACILITY..................................................31
         Section 15.1.  Taking of Substantially all of a Facility.................................31
         Section 15.2.  Taking of Less than Substantially all of a Facility.......................32
         Section 15.3.  Grant of Minor Easements..................................................32

ARTICLE XVI           LEASEHOLD INTERESTS.........................................................32

ARTICLE XVII          FF&E TO BE PERSONAL PROPERTY................................................33

ARTICLE XVIII         PERMITTED CONTESTS..........................................................33


                                     (iii)



ARTICLE XIX            MISCELLANEOUS..............................................................34
         Section 19.1.  Survival..................................................................34
         Section 19.2.  Entire Agreement..........................................................34
         Section 19.3.  Modifications.............................................................34
         Section 19.4.  Governing Law.............................................................34
         Section 19.5.  No Offsets................................................................35
         Section 19.6.  Non-Recourse..............................................................36
         Section 19.7.  Notices...................................................................36
         Section 19.8.  Usury.....................................................................37
         Section 19.9.  No Merger.................................................................38
         Section 19.10.  Sale or Assignment by Brazos.............................................38
         Section 19.11.  Income Taxes.  ..........................................................39
         Section 19.12.  Transfer on As-Is Basis..................................................39
         Section 19.13.  Right to Perform for Lessee. ............................................39
         Section 19.14.  Merger, Consolidation or Sale of Assets..................................39
         Section 19.15.  Expenses.................................................................39
         Section 19.16.  Payment of Taxes.........................................................40
         Section 19.17.  Rule Against Perpetuities................................................40
         Section 19.18.  Reexecution..............................................................40
         Section 19.19.  Purchase or Sale of Property.............................................40
         Section 19.20.  Severability.............................................................40
         Section 19.21.  Independent Obligations..................................................40
         Section 19.22.  Execution in Counterparts................................................40
         Section 19.23.  Confidentiality..........................................................40
         Section 19.24.  Execution by Lessee......................................................40

                                      (iv)



Signature Page....................................................................................41



LIST OF EXHIBITS
----------------

         Exhibit A         Schedule of Insurance


                                      (v)

                           FACILITIES LEASE AGREEMENT


         THIS FACILITIES LEASE AGREEMENT (this "FACILITIES LEASE") is made and entered into as of September 15, 1998, by and between BRAZOS AUTOMOTIVE PROPERTIES, L.P., a Delaware limited partnership ("BRAZOS"), and MONRO LEASING, LLC, a Delaware limited liability company ("LESSEE").

                              W I T N E S S E T H:

         WHEREAS, Brazos may hereafter purchase or lease certain equipment and acquire fee or leasehold interests in certain buildings and other facilities; and

         WHEREAS, on or about the date of this Facilities Lease, Brazos and Lessee entered into an Agreement for Facilities Lease, providing for the purchase or lease of equipment and buildings and other facilities from time to time; and

         WHEREAS, Lessee wishes to lease or sublease such equipment, buildings and other facilities under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Brazos and Lessee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. DEFINED TERMS. For the purposes of this Facilities Lease each of the following terms shall have the meaning specified with respect thereto:

         "ACQUIRED FACILITIES LEASE" means each lease entered into by Brazos under which a leasehold interest in a Facility or FF&E is being leased to Brazos by the owner of such Facility.

         "ACQUISITION COST" means, without duplication, for any Facility or FF&E, the sum of (a) the outstanding amount of the advances under the Credit Agreement and Article III of the Agreement for Facilities Lease with respect to such Facility or FF&E, and (b) the outstanding advances of all capital contributions made by the limited partners of Brazos to Brazos under Article III of the Agreement for Facilities Lease with respect to such Facility or FF&E.

         "ADDITIONAL IMPROVEMENTS" means each capital improvement or other addition or alteration to a Facility which is described in an Additional Advance Certificate and each improvement, replacement or addition to FF&E, for the purpose of making such improvement, addition, replacement or alteration part of the Facility or FF&E which is approved by Agent.

         "ADDITIONAL RENT" has the meaning set forth in SECTION 6.3 hereof.

         "AFFILIATE" means any other person controlling, controlled by or under direct or indirect common control with any Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" means The Chase Manhattan Bank, a national banking association.

         "AGREEMENT FOR FACILITIES LEASE" means the Agreement for Facilities Lease, dated of even date herewith, between Brazos and Lessee providing for the construction, acquisition or lease of each Facility and the acquisition or lease of FF&E, as it may be further amended, restated, modified or supplemented, from time to time, in accordance with the terms thereof.

         "ASSIGNEE" means any lender or agent for a lender under the Credit Agreement and each person, firm, corporation or other entity to which any part of Brazos' interest under this Facilities Lease or in any Facility or FF&E shall at the time have been assigned, conditionally or otherwise, by Brazos in accordance with SECTION 19.10 of this Facilities Lease.

         "ASSIGNMENT" means each assignment or security agreement referred to in
SECTION 19.10 hereof between Brazos and a third party, pursuant to which Brazos assigns or grants a security interest in any of its rights under this Facilities Lease to such third party, as from time to time amended.

         "BANK" means a "Bank" as defined in the Credit Agreement.

         "BASIC RENT" means, so long as any borrowings are outstanding under the Credit Agreement, with respect to any Facility or FF&E, for each calendar month the amount computed by multiplying the following:

         (i) the Acquisition Cost of such Facility or FF&E as of the Effective Date with respect to the initial Basic Rent Payment Date and thereafter, the Acquisition Cost of such Facility or FF&E outstanding on the preceding Basic Rent Payment Date plus (calculated on a daily basis from the date of any advance since that date), any advances added to the Acquisition Cost since said preceding Basic Rent Payment Date, by

         (ii) the sum of (1) the Brazos Margin (calculated as a monthly factor and with respect to advances during a month, a daily factor) for the period plus (2) the interest rate factor for interest accrued under the Credit Agreement during such period with respect to outstanding advances made in previous months and advances made during such month under (without duplication) the Agreement for Facilities Lease and the Credit Agreement towards such Acquisition Cost;

and adding to such amount the Preferred Return times the capital contribution of the limited partners of Brazos (described under SUBPARAGRAPH (b) in the definition of "ACQUISITION COST").

In the event no borrowings are outstanding under the Credit Agreement, the Basic Rent shall be computed on a monthly basis and shall equal the Acquisition Cost multiplied by a factor specified by Agent which shall equal the interest rate factor which would be applicable if the Credit Agreement was still in effect.

         "BASIC RENT PAYMENT DATE" means the first day of any calendar month during the Lease Term or Renewal Term of any Facility or FF&E or, in the case of a Facility under construction, such day following substantial completion of such Facility, or, if such day is not a Business Day, the next succeeding Business Day.

         "BRAZOS" means Brazos Automotive Properties, L.P. or any successor or successors to all of its rights and obligations hereunder and, for purposes of
SECTION 10.1(c), shall include any corporation, trust, individual, partnership or other person or entity which computes its liability for income or other taxes on a consolidated basis with Brazos or the income of which for purposes of such taxes is determined or affected directly or indirectly by the income of Brazos or its successor or successors.

         "BRAZOS MARGIN" means the margin specified and calculated in accordance with item 1 of the letter agreement between Brazos and Lessee dated as of September 15, 1998.

         "BRAZOS PARTNERSHIP AGREEMENT" means that certain First Amended and Restated Limited Partnership Agreement of Brazos dated as of September 15, 1998.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CHARGE" has the meaning set forth in SECTION 8.3.

         "CHASE CREDIT AGREEMENT" means that certain Credit Agreement dated as of September 15, 1998 executed among Guarantor, Agent, and the other financial institutions from time to time party thereto, as the same may have been amended and in effect on the date hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONSENT" means each consent of Lessee or Guarantor to an Assignment, pursuant to which, among other things, Lessee or Guarantor, as the case may be, consents to the terms of such Assignment insofar as they relate to this Facilities Lease, as from time to time amended.

         "CORPORATE CREDIT AGREEMENT" means the Chase Credit Agreement as the same may hereafter be amended, amended and restated, renewed, extended or otherwise modified or supplemented from time to time, together with any credit agreement or similar instrument, agreement or document executed from time to time in respect of any financing arrangement entered into to replace, or which is in substitution for, the financing arrangement evidenced by the Chase Credit Agreement.

         "CORPORATE CREDIT DOCUMENTS" means any and all notes, guarantees and other loan documents executed pursuant to the Corporate Credit Agreement and any document, instrument or other agreement entered in replacement or substitution of such document or instrument.

         "CREDIT AGREEMENT" means the Credit Agreement, dated of even date herewith, by and among Brazos, the Agent and the banks named therein for the financing of the acquisition of Facilities and FF&E by Brazos in connection with the Agreement for Facilities Lease, as it may be amended, restated, modified or supplemented, from time to time.

         "EFFECTIVE DATE" means with respect to any Facility, the date on which such Facility is leased hereunder by Brazos to Lessee, pursuant to SECTION 3.1, which date shall be set forth in the Facility Leasing Record.

         "ENVIRONMENTAL CLAIM" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including material claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law relating to any Facility or Property.

         "ENVIRONMENTAL LAW" means all Legal Requirements arising from, relating to, or in connection with the Environment (as defined in 43 U.S.C. ? 9601(8)
(1988)), health, or safety, including without limitation (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and
(ii) Legal Requirements relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or waste.

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 13.1.

         "EVENT OF FACILITY TERMINATION" means any of the events specified in
SECTION 13.3.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all regulations promulgated by the Securities and Exchange Commission thereunder.

         "FACILITY" means all improvements of whatever kind or character now or hereafter located on, in or under or affixed to an individual Property including, without limitation, any utilities, paving, signage or lighting and all additions, replacements and subsequent replacements thereof (including any Additional Improvements), together with the FF&E installed in such Facility or other building, in which a fee or leasehold interest has been or will be acquired by Brazos for the purpose of entering into the Facilities Lease, but excluding all parcels of land on which such Facility sits. Any reference to a particular Facility shall refer collectively to such Facility and the Additional Improvements, if any, made to such Facility.

         "FF&E" means purchased or leased equipment and other specific items which are acquired or leased by Brazos with the prior approval of Agent and with the proceeds of an advance under the Agreement for Facilities Lease and including all additions, replacements and subsequent replacements of such items (including any Additional Improvements) which are installed in a particular Facility or, with the prior written approval of the Agent, may be acquired for lease to Lessee without regard to its use in connection with a specific Property or Facility.

         "FACILITIES LEASE" means this Facilities Lease Agreement and each Facility Leasing Record.

         "FACILITY LEASING RECORD" means an instrument evidencing the lease or sublease of a Facility or FF&E under this Facilities Lease, as prepared and executed by Brazos, as lessor or sublessor, and accepted and executed by Lessee, as lessee or sublessee.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over Brazos, Agent, any Assignee or Lessee, or any of their respective properties.

         "GROUND LEASE" means, with respect to any Property, the ground lease by and between Brazos, as lessor, and Lessee, as lessee.

         "GUARANTOR" means Monro Muffler Brake, Inc., a New York corporation.

         "GUARANTY" means the Guaranty, dated of even date herewith, by and between Guarantor and Brazos, as it may be further amended, restated, modified or supplemented, from time to time, in accordance with the terms thereof.

         "INDEBTEDNESS" means, with respect to any Person,(a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under Capitalized Leases; (e) reimbursement obligations in respect of bonds or letters of credit; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; and (g) indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any property of such Person whether or not assumed by such Person; provided, however, that all trade accounts payable and accrued expenses incurred in the ordinary course of business of such Person and not overdue shall be excluded from the foregoing.

         "INDEMNIFIED PERSON" has the meaning set forth in SECTION 10.1.

         "INSURANCE REQUIREMENTS" means all requirements of this Facilities Lease with respect to insurance, all terms of any insurance policy covering or applicable to any Facility, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to any Facility.

         "LEASE TERM" has the meaning set forth in SECTION 5.1.

         "LEGAL REQUIREMENTS" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, and all agreements, covenants, conditions and restrictions, applicable to each Facility and FF&E and/or the ownership, operation or use thereof, including, without limitation, all requirements of the Americans With Disabilities Act (P.L. 101-335) and environmental statutes, compliance with which is required at any time during the Lease Term and any Renewal Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to any Facility and FF&E or the operation, occupancy or use thereof.

         "LESSEE" means Monro Leasing, LLC, a Delaware limited liability company.

         "LESSOR PERSON" has the meaning set forth in SECTION 8.3.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "LIEN OF RECORD" means, with the exception of the Lien of a lender or lender's agent under a Credit Agreement, (i) any mechanics' or materialmen's lien for which Lessee does not hold retainage or trapped funds in amounts required by applicable law, (ii) any lien securing the payment of taxes, assessments or governmental charges and levies which are due, payable and delinquent, (iii) any judgment lien or (iv) any other filed, recorded, or docketed matter (whether or not the same shall constitute a Permitted Encumbrance or be the subject of a Permitted Contest) which in the case of any of the foregoing (a) is reasonably likely to result in a sale for satisfaction of same, a loss, forfeiture, reversion of title, or right of reentry with respect to any Facility or (b) whether or not valid, is reasonably likely to interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities of Lessee under this Facilities Lease.

         "MAXIMUM RATE" has the meaning set forth in SECTION 19.8 hereof.

         "PERMITS" means all consents, licenses and building permits required for construction, completion, and operation of an individual Facility in accordance with all Legal Requirements of Law affecting the particular Facility, including, without limitation, all environmental permits.

         "PERMITTED CONTEST" means any good-faith contest permitted by and in accordance with the terms of ARTICLE XVIII.

         "PERMITTED ENCUMBRANCES" means the following Liens and other matters affecting the title or leasehold interest of any Facility or FF&E: (a) subject to the terms of SECTION 7.5, mechanics' and materialmen's liens incurred in good faith in the ordinary course of business and securing obligations that are junior to any Liens of Assignee not exceeding $100,000 for any particular Facility or FF&E and $1,000,000 in the aggregate which are not yet due or which are subject to a Permitted Contest; (b) Liens securing the payment of taxes, assessments and governmental charges or levies, either not delinquent or subject to a Permitted Contest; (c) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property, minor encroachments or minor irregularities of title which do not materially impair
(i) the intended use of the Facility or FF&E by Lessee or (ii) the value of any Facility or FF&E; (d) the lien created contemporaneously with the acquisition of such Facility or FF&E pursuant to, and securing the obligations under, the Credit Agreement; (e) any mechanics' or materialmen's lien for which Lessee holds retainage or trapped funds in amounts required by and in accordance with applicable law; (f) outstanding mineral interests; and (g) any other matters; provided that such other or additional matters shall be approved in writing by Brazos and Agent, whose approval shall not be unreasonably withheld or delayed.

         "PERSON" means an individual, partnership, corporation, business trust, joint venture, joint stock company, trust, unincorporated association or Governmental Authority or other entity of whatever nature.

         "POTENTIAL DEFAULT" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Default.

         "POTENTIAL FACILITY TERMINATION" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Facility Termination.

         "PREFERRED RETURN" means the preferred return on the capital contribution of the limited partners calculated in accordance with the terms of the Brazos Partnership Agreement and payable to the limited partners of Brazos which is added to the interest rate factor under the Credit Agreement in computing the Limited Partner Preferred Return under the Brazos Partnership Agreement.

         "PREPAYMENT PREMIUMS" has the meaning set forth in the Brazos Partnership Agreement.

         "PROPERTY" means any and all parcels of land in which Brazos has acquired a fee interest or leasehold interest and leased or subleased under a Ground Lease to Lessee, in each case for the operation of a Facility thereon, but excluding FF&E and all improvements thereon and all structures, equipment and materials affixed thereon or located thereon, therein or thereunder.

         "RENEWAL TERM" has the meaning set forth in SECTION 11.3(a) hereof.

         "REPORTS" has the meaning set forth in SECTION 8.7 hereof.

         "RESPONSIBLE OFFICER" means any President, Treasurer, Executive Vice President, or Senior Vice President of the Guarantor or Lessee.

         "REVISED FACILITY LEASING RECORD" means a Facility Leasing Record executed under the terms of SECTION 3.2(b) hereof.

         "SUBSIDIARY" means with respect to any Person, any corporation of which voting control or more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at such time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

         "TAKING" has the meaning set forth in SECTION 15.1.

         "UNECONOMIC NOTICE" has the meaning set forth in SECTION 12.1.

         "UNECONOMIC FACILITY" has the meaning set forth in SECTION 12.1.

         Section 1.2. FORMS. All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes by Brazos and Lessee by mutual consent that do not alter the substantive rights of the parties hereto or of the Assignees or as may be required by applicable laws hereafter enacted.

         SECTION 1.3. RECITALS, TABLE OF CONTENTS, TITLES, AND HEADINGS. The terms and phrases used in the recitals of this Facilities Lease have been included for convenience of reference only and the meaning, construction, and interpretation of such words and phrases for purposes of this Facilities Lease shall be determined solely by reference to SECTION 1.1 hereof. The table of contents, titles, and headings of the Articles and Sections of this Facilities Lease have been inserted for convenience of reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof and shall not be considered or given any effect in construing this Facilities Lease or any provision hereof or in ascertaining intent, if any question of intent should arise.

         SECTION 1.4. INTERPRETATION. Unless the context requires otherwise, words of the masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa. This Facilities Lease, and all the terms and provisions hereof, shall be liberally construed to effect the purposes set forth herein and to sustain the validity of this Facilities Lease.

                                   ARTICLE II

              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE

         Lessee represents and warrants to Brazos and agrees on the date of this Facilities Lease and as of the date the relevant Facility or FF&E is leased pursuant to this Facilities Lease (it being understood that all representations and warranties in this ARTICLE II with respect to a Facility or FF&E shall refer to the Facility or FF&E then being leased pursuant to the terms of this Facilities Lease) the following:

         Section 2.1. CORPORATE MATTERS. Lessee (a) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its organization, (b) has full corporate power and authority to own and operate its properties and to conduct its business as presently conducted and full corporate power, authority and legal right to execute, deliver and perform its obligations under this Facilities Lease, the Agreement for Facilities Lease and any Consent, and (c) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction, including, without limitation, each state or other jurisdiction in which a Facility or FF&E is located, in which its ownership or leasing of properties or the conduct of its business requires such qualification and where non-qualification, singly or in the aggregate, would materially adversely affect the financial condition or creditworthiness of Lessee, or would impair the ability of Lessee to perform its obligations under this Facilities Lease or under the Agreement for Facilities Lease.

         Section 2.2. AUTHORIZATION; BINDING AGREEMENT. This Facilities Lease has been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery of this Facilities Lease by Brazos, this Facilities Lease is a legal, valid and binding obligation of Lessee, enforceable against Lessee, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         Section 2.3. POWER AND AUTHORITY. The consummation of the transactions herein contemplated and the performance and observance of Lessee's obligations under this Facilities Lease and any Consent have been duly authorized by all necessary corporate action on the part of Lessee. The execution, delivery and performance by Lessee of this Facilities Lease and any Consent will not result in any violation of any term of the certificate of incorporation or the by-laws of Lessee, do not require approval of the board of directors or shareholders of Lessee or the approval or consent of any trustee or holders of Indebtedness of Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Lien on any Facility or FF&E as may be contemplated herein) upon any property or assets of Lessee under, any indenture, mortgage or other agreement or instrument to which Lessee is a party or by which it or any of its property is bound where breach or default, singly or in the aggregate, would materially adversely affect (i) the financial condition or creditworthiness of Lessee or
(ii) the ability of Lessee to perform its obligations under the Agreement for Facilities Lease, this Facilities Lease, the Ground Lease or the Agreement for Ground Lease referred to in the Ground Lease or the Consent executed by Lessee of even date herewith, or any existing applicable law, rule, regulation, license, judgment, order or decree of any Governmental Authority or court having jurisdiction over Lessee or any of its activities or properties.



         Section 2.4. CONSENTS, APPROVALS, Authorizations. There are no consents, licenses, orders, authorizations or approvals of, or notices to or registrations with, any Governmental Authority which are required for the valid execution, delivery and performance by Lessee of this Facilities Lease that have not been obtained or made, except (i) such permits and licenses as Lessee will be required to obtain for the construction, installation, occupancy, use or operation of a specific Facility or FF&E and which, in the ordinary course of business, are not obtained until just prior to the commencement of such construction, installation, occupancy, use or operation, and (ii) any such consents, licenses, orders, authorizations, approvals, notices and registrations, the failure of which to obtain would not cause a Material Adverse Change. Any such consents, licenses, orders, authorizations, approvals, notices and registrations that have been obtained or made are in full force and effect.

         Section 2.5. FINANCIAL STATEMENTS. Lessee has caused to be furnished to Brazos and Agent copies of Guarantor's most recent financial information and certificates required to be furnished pursuant to the Corporate Credit Documents, since March 31, 1998, which fairly present the financial position, results of operations and cash flows with respect to Guarantor and its consolidated subsidiaries, as of the dates and for the periods indicated therein and comply with all applicable requirements.

         Section 2.6. CHANGES. Since the date of the most recent financial statements delivered pursuant to SECTION 2.5, there has been no adverse change in the financial condition or business of any Guarantor or Lessee which would materially impair the ability of such Guarantor or Lessee to perform their respective obligations under this Facilities Lease.

         Section 2.7. LITIGATION. Except as disclosed to Lessor, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of Lessee or Guarantor after due inquiry, threatened against in writing or affecting Lessee or any property or rights of Lessee or, to the best knowledge of Lessee, or Guarantor, which affects any Facility or FF&E, as to which there is a significant possibility of an adverse determination, and which if adversely determined, could reasonably be expected to have a material adverse impact on the financial condition or business of Lessee or Guarantor or which, if adversely determined, could reasonably be expected to materially impair the ability of Lessee to perform its obligations hereunder or Guarantor under the Guaranty, or which, if adversely determined, could reasonably be expected to have a material adverse impact on the value or intended use of a Facility or FF&E (it being agreed that a potential adverse impact reasonably likely to be less than $500,000 in the aggregate for all Facilities or FF&E shall be deemed to be not material) and there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of Lessee or Guarantor after due inquiry, threatened which questions or would question the validity of this Facilities Lease.

         Section 2.8. DELIVERY OF INFORMATION. Lessee shall cause to be delivered to Brazos from time to time, (a) promptly upon request, copies of the quarterly financial statements required to be delivered under Section 8.1(b) of the Corporate Credit Documents, together with each certificate required to be delivered under Section 8.1 of the Corporate Credit Documents, and within one hundred (100) days after the end of Guarantor's fiscal year, copies of the annual financial statements required to be delivered under Section 8.1(a) of the Corporate Credit Documents, together with each certificate required to be delivered under Section 8.1 of the Corporate Credit Documents, (b) promptly upon request, such other information with respect to Guarantor or Lessee or Guarantor's or Lessee's operations, business, property, assets or financial condition as Brazos or Agent shall reasonably request, (c) promptly after an officer of Lessee obtains knowledge of any Event of Default or Event of Facility Termination hereunder or of any Potential Default or Potential Facility Termination, a certificate of an officer of Lessee specifying the nature and period of existence of such Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination, and what action, if any, Lessee has taken, is taking, or proposes to take with respect thereto, (d) promptly after an officer of Lessee obtains knowledge of any material adverse change in the financial condition or business of Guarantor or Lessee or of any litigation of the type described in SECTION 2.7, a certificate of an officer of Lessee describing such change or litigation as the case may be, (e) promptly after Lessee obtains knowledge of any and all Liens, other than Permitted Encumbrances, on any Facility or FF&E, or other matters, including any litigation affecting a Facility which may materially adversely affect the value or intended use of, any Facility or FF&E, a detailed statement describing each such Lien or other matter and (f) promptly after Lessee obtains knowledge of any Environmental Claim, a detailed statement describing such Environmental Claim and what action, if any, Lessee has taken, is taking, or proposes to take with respect thereto.

         Section 2.9. COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS. The operation, use and physical condition of the Facilities comply in all material respects with the Insurance Requirements and Lessee will not do or knowingly permit any act or thing which is contrary in any material respect to any Legal Requirements, or which would impair in any material respect, other than in the normal use thereof, the value or usefulness of any Facility or FF&E; provided, in each case, that Lessee shall not be required to comply with any Legal Requirements if (a) in the case of Legal Requirements with respect to laws affecting the environment, Lessee acts diligently to cure such non-compliance upon becoming aware of it and (b) in every case such non-compliance, individually or in the aggregate, (i) shall not involve any material danger that any Facility or FF&E would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) could not reasonably be expected to cause either Brazos or any Assignee to incur (x) civil liability for which Brazos and any Assignee are not adequately indemnified (Lessee's obligations under ARTICLE X of this Facilities Lease shall be deemed to be adequate indemnification if no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination exists and if such civil liability is reasonably likely to be less than $100,000 per Facility or FF&E and $1,000,000 in the aggregate), or
(y) any criminal liability as a result of failure to comply therewith, (iii) is permitted under the provisions of the Acquired Facilities Lease, if any, on such Facility or FF&E, and (iv) is consistent with business practices normal in the industry of Lessee or the practices of Lessee with respect to properties owned by Lessee.

         Section 2.10. AGREEMENT FOR FACILITIES LEASE. Each Facility built pursuant to the Agreement for Facilities Lease was built and leased in accordance with the terms of the Agreement for Facilities Lease. The representations and warranties of Lessee in the Agreement for Facilities Lease are true and correct in all material respects on and as of the date made.

         Section 2.11. CORRECTION OF WORK. Upon demand of Brazos, Lessee shall correct any structural defect in any Facility and shall replace any FF&E which does not conform to the specifications for same.

         Section 2.12. NO ENCROACHMENTS. Except as previously disclosed to Brazos in writing, each Facility is constructed entirely on its Property and does not encroach upon or overhang (unless consented to by the affected property owner) any easement or right-of-way or the land of others, and is wholly within any building restriction lines, however established, except such non-structural encroachments or overhanging projections as may be easily removed or corrected without affecting the value or intended use of the Facility and encroachments affirmatively insured over by title insurance covering such Property.

         SECTION 2.13. FACILITY AND FF&E LIENS. Except as specifically disclosed by Lessee in writing to Brazos, to the best of Lessee's knowledge, no Facility or FF&E is subject to a Lien of Record, and, to the best of Lessee's knowledge, after due inquiry, no Facility or FF&E is subject to any other Lien, except for Permitted Encumbrances previously disclosed in writing to Brazos.

         Section 2.14. BROKERAGE. Except as may be contemplated by the Facilities Lease, no brokerage or other fee, commission or compensation is to be paid by Brazos in connection with this Facilities Lease, and Lessee hereby indemnifies Brazos against any claims for brokerage fees or commissions and agrees to pay all reasonable expenses incurred by Brazos in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions, provided such claim is made through or under Lessee.

         Section 2.15. SUITABILITY OF FACILITY AND FF&E. To the best of Lessee's knowledge, each Facility and FF&E is suitable in all material respects (including, without limitation, ground conditions, utilities, and condition of title) for the intended use of the Facility and FF&E under the Facilities Lease.

                                 ARTICLE III

                              LEASE OF FACILITY

         Section 3.1. LEASE. Subject to the terms and conditions hereof, Brazos hereby leases to Lessee, and Lessee hereby leases from Brazos pursuant to this Facilities Lease, or subleases in the case of an Acquired Facilities Lease, any Facility or FF&E, when Brazos makes an advance under the Agreement for Facilities Lease with respect to such Facility or FF&E and such Facility or FF&E is acquired under the Agreement for Facilities Lease, or if no advance is made with respect to a Facility or FF&E under an Acquired Facilities Lease, when Brazos enters into or acquires by assignment such Acquired Facilities Lease. The Effective Date of the lease or sublease of each Facility or FF&E shall be the date of the initial advance with respect to such Facility or FF&E under the Agreement for Facilities Lease or the Effective Date of any Acquired Facilities Lease.

         Section  3.2. FACILITY LEASING RECORD.

         (a) The lease of each Facility or FF&E shall be evidenced by a Facility Leasing Record, or if the terms of (b) or (c) below apply, a Revised Facility Leasing Record. Each Facility Leasing Record shall give a full description of the Facility or FF&E covered thereby, the Acquisition Cost of such Facility or FF&E, the Lease Term for such Facility or FF&E, the location of such Facility or FF&E and such other details as Brazos, Lessee and any Assignee may from time to time agree. Lessee shall provide to Brazos the information necessary to describe in the Facility Leasing Record the Facility or FF&E, except that Brazos shall provide, pursuant to the terms hereof, the Acquisition Cost and the Lease Term. Execution and delivery by Lessee of a Facility Leasing Record shall constitute
(i) acknowledgment by Lessee that the Facility specified in such Facility Leasing Record has been delivered to Lessee in good condition and has been accepted for lease hereunder by Lessee as of the Effective Date of the Facility Leasing Record, (ii) acknowledgment by Lessee that the Facility or FF&E specified in such Facility Leasing Record is subject to all of the covenants, terms and conditions of this Facilities Lease, and (iii) certification by Lessee that the representations and warranties contained in ARTICLE II of this Facilities Lease are true and correct in all material respects on and as of the Effective Date of the Facility Leasing Record as though made on and as of such date and that there exists on such date no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination.

         (b) Upon the making of a Reconciliation Advance or Additional Advance (as such terms are defined in the Agreement for Facilities Lease) for a Facility or FF&E, Brazos and Lessee shall execute a Revised Facility Leasing Record to reflect the change in Acquisition Cost for such Facility or FF&E caused by such advance.

         (c) Upon the release or disposition of a Facility or FF&E or any portion thereof and the application of proceeds therefrom in accordance with the Credit Agreement, Brazos and Lessee shall execute a Revised Facility Leasing Record to reflect the change in Acquisition Cost for such Facility or FF&E caused by such release or disposition.

         Section 3.3. OWNERSHIP OF THE FACILITY AND FF&E.

         (a) It is the intent of the parties hereto that: (i) this Facilities Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of federal, state and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Facility and FF&E to the Lessee. Nevertheless, the Lessee acknowledges and agrees that neither the Agent, Brazos nor any Assignee has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Credit Agreement and Lease Documents (as defined in the Credit Agreement) and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Credit Agreement and Lease Documents (as defined in the Credit Agreement) as it deems appropriate.

         (b) Anything to the contrary notwithstanding, Brazos and the Lessee intend and agree that with respect to the nature of the transactions evidenced by this Facilities Lease in the context of the exercise of remedies under the Credit Agreement and Lease Documents (as defined in the Credit Agreement), including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee, Brazos, or any Assignee or any enforcement or collection actions, (i) the transactions evidenced by this Facilities Lease and the other Lease Documents are loans made by Brazos and the Agent as unrelated third party lenders to the Lessee secured by the Facility and FF&E, (ii) the obligations of the Lessee under this Facilities Lease to pay Basic Rent and Additional Rent or other amounts in connection with a purchase of the Facility and FF&E pursuant to this Facilities Lease shall be treated as payments of interest on and principal of, respectively, loans from Brazos and the Assignees to the Lessee, and (iii) this Facilities Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Facility and FF&E to Brazos and the Assignees to secure the Lessee's performance under and payment of all amounts under this Facilities Lease and the Credit Agreement and Lease Documents (as defined in the Credit Agreement).

         (c) Specifically, without limiting the generality of SUBSECTION (B) of this Section, Brazos and the Lessee further intend and agree that, for the purpose of securing the Lessee's obligations for the repayment of the above-described loans from Brazos and the Agent to the Lessee, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code (and specifically, a construction mortgage, as said term is defined in Section 9-313(1)(c) of the Uniform Commercial Code) and a real property mortgage or deed of trust; (ii) the conveyance provided for in ARTICLE III shall be deemed to be a grant by the Lessee to Brazos and the Assignees of a mortgage lien and security interest in all of the Lessee's right, title and interest in and to the Facility and FF&E and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property (it being understood that Lessee hereby mortgages and grants a security interest in the Facility and FF&E to Brazos and the Assignees to secure such loans); (iii) the possession by Brazos or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and
(iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Brazos and the Lessee shall, to the extent consistent with this Facilities Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Facilities Lease were deemed to create a security interest in the Facility and FF&E in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Facilities Lease or any renewal hereof as provided in SECTION 5.1.

         Section 3.4. BRAZOS COVENANTS. In the absence of an Event of Default which is continuing, Brazos agrees that it will not engage any broker in connection with the purchase or sale of any Facility or FF&E without Lessee's prior written consent. Within one hundred and twenty (120) days after the end of Brazos' fiscal year, Brazos will provide to Lessee its unaudited balance sheet dated as of the end of its fiscal year, prepared in accordance with GAAP, certified by an officer of the General Partner of Brazos. Brazos will not take any position on any tax return, report or form relating to income or franchise taxes that is inconsistent with SECTION 3.3(c).

         Section 3.5. SECURITY. It is the intent of the parties that, under applicable state and federal law, (i) the transaction evidenced by the Credit Agreement constitutes a secured financing transaction between the banks named therein and Lessor, (ii) the transaction evidenced by this Facilities Lease constitutes an operating lease transaction between Lessor and Lessee, (iii) Lessor is the owner of the Facilities and FF&E, and (iv) Lessee?s interest in the Facilities and FF&E is a leasehold interest pursuant to the terms set forth herein. If, however, notwithstanding the foregoing and the provisions of such documents, the transactions contemplated by such documents are determined by a court of competent jurisdiction to constitute a secured financing between all or any combination of Agent, such banks and Lessor, on the one hand, and Lessee, on the other, such that Lessee is determined to be the owner of any Facility and FF&E, (i) this Facilities Lease shall constitute a mortgage and a security agreement under applicable state law with respect to such Facility and FF&E, and
(ii) Lessee hereby grants and conveys to Agent, on behalf of the Banks, and Lessor a lien on and security interest in all of Lessee?s right, title and interest in and to each such Facility and FF&E, as collateral security for the obligations, without duplication, with mortgage covenants, upon statutory conditions and statutory power of sale, of Lessee under this Facilities Lease and (iii) Lessor hereby grants and conveys to Agent, on behalf of the Banks, a lien on and security interest in all of Lessor?s right, title and interest in and to each such Facility and FF&E, as collateral security for the Credit Agreement. It is the intention of the parties to this Facilities Lease that the security interest and mortgage or deed of trust or lien, as the case may be, for each Facility between Lessor and the Agent dated September 15, 1998, and recorded as of even date herewith, be prior to this Facilities Lease.

                                   ARTICLE IV

                            DELIVERY AND ACCEPTANCE

         Section 4.1. ACCEPTANCE. Lessee shall accept Facilities built or Facilities or FF&E acquired by purchase or lease pursuant to and in accordance with the Agreement for Facilities Lease. Brazos shall not be liable to Lessee for any failure to build or obtain, or delay in building or obtaining, any Facility or FF&E or any delay in the delivery of title or possession thereof to Lessee.

         Section 4.2. PAYMENTS FINAL. Each payment of Basic Rent, Additional Rent and any other amount due hereunder made by Lessee shall be final, and Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from Brazos or any Assignee for any reason whatsoever. The making of payments under this Facilities Lease by Lessee (including payments pursuant to ARTICLE X) shall not be deemed to be a waiver of any claim or claims that Lessee may assert against Brazos or any other person. Brazos agrees to repay Lessee amounts paid to Brazos to the extent such payments were in error and are not required by the various terms and provisions of this Facilities Lease.

         Section 4.3. NO WARRANTIES OR REPRESENTATIONS. Notwithstanding any other provision contained in this Facilities Lease, it is specifically understood and agreed that neither Brazos nor any Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information, or has any other responsibility or duty, nor, except as set forth in SECTIONS
3.3 3.4 and 19.11 of this Facilities Lease, has Brazos or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings, as to the accounting treatment to be accorded Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to Lessee as a result of or by virtue of the transactions contemplated by this Facilities Lease.

         Section 4.4. QUIET ENJOYMENT. During the Lease Term or Renewal Term, if any, of any Facility or FF&E hereunder and so long as no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination shall have occurred and be continuing, Brazos covenants that as between Brazos and Lessee, Lessee shall have the right to quiet enjoyment of the Facility or FF&E on the terms and conditions provided in this Facilities Lease without any interference from Brazos or any Person claiming by, through, under or in the name of Brazos. Lessee agrees to attorn to any Assignee in the event such Assignee succeeds to Brazos' interest in the Facility or FF&E, and Lessee will not hold the Assignee responsible for Brazos' obligations incurred in the period prior to the succession of the Assignee to Brazos' interest.

         Section 4.5. INDEMNITY TO TITLE INSURANCE. In the event the title insurance policy insuring Brazos' and Assignee's interest in any Facility would not, in the absence of special assurance by Lessee, become effective until the date of recordation of the deed or assignment of the Acquired Facilities Lease, as applicable, then Lessee shall furnish such indemnity to the title insurance company as it shall require in order to insure Brazos' interest in such Facility, effective as of the date of the Effective Date.

         Section 4.6. OTHER FINANCING REQUIREMENTS. If Brazos is required by the Agent pursuant to the terms of the Credit Agreement in effect on the date hereof or modified hereafter with the prior written consent of Lessee to provide an appraisal or other evidence of the value of a Facility or FF&E to the Agent under the Credit Agreement, Lessee agrees to provide such appraisal or other evidence to Brazos at Lessee's sole cost and expense.

                                    ARTICLE V

                                   LEASE TERM

         Section 5.1. LEASE TERM. The "LEASE TERM" with respect to any Facility or FF&E leased hereunder shall commence on the Effective Date for such Facility and shall end on September 15, 2003. The lease of any Facility or FF&E may be renewed for one five (5) year renewal term and thirty (30) renewal terms of one year each, pursuant to, and in accordance with, SECTION 11.3. The Lease Term or any Renewal Term may be terminated earlier pursuant to ARTICLES XI, XII, XIII, XIV or XV hereof or otherwise pursuant to operation of any Legal Requirements.

         Section 5.2. INSURABLE INTEREST. Notwithstanding anything contained in this ARTICLE V and to the extent that Lessee or any additional insureds named pursuant to SECTION 9.2 of this Facilities Lease have an insurable interest therein, the provisions of ARTICLES IX and X and SECTION 13.1 hereof shall apply with respect to any Facility or FF&E from the time such Facility or FF&E is acquired by Brazos.

         Section 5.3. TERMINATION. Notwithstanding anything contained in this
ARTICLE V or ARTICLE XI, this Facilities Lease shall terminate on September 15, 2038, unless earlier terminated.

                                   ARTICLE VI

                             RENT AND OTHER PAYMENTS

         Section 6.1. BASIC RENT. Lessee hereby agrees to pay Brazos on each Basic Rent Payment Date, Basic Rent for the calendar month in which such Basic Rent Payment Date falls with respect to each Facility or FF&E leased prior to the last two (2) Business Days of the preceding calendar month. Brazos shall notify Lessee in writing at least two Business Days prior to each Basic Rent Payment Date of the amount of the Basic Rent due with respect to each Facility or FF&E on such Basic Rent Payment Date.

         Section 6.2. OTHER AMOUNTS. Except as otherwise specifically provided in this Facilities Lease, Lessee hereby agrees to pay within twenty (20) days after written demand all amounts (other than Basic Rent and amounts which are payable on demand or pursuant to ARTICLES X-XV) due hereunder, including, without limitation, all amounts payable to any Indemnified Person pursuant to
ARTICLE X hereof.

         Section 6.3. ADDITIONAL RENT. Lessee shall pay to Brazos from time to time, on demand, as additional rent ("ADDITIONAL RENT") (i) amounts required to reimburse Brazos for its obligations, costs and expenses (not previously included in Basic Rent) incurred in acquiring, financing and leasing the Facility, including, without limitation, reasonable auditor's fees, if any, and all amounts payable by Brazos under Sections 2.3, 2.6, 2.8, 2.9, 2.11, 5.5, 9.4 and 9.7 of the Credit Agreement in effect on the date hereof or modified with the prior written consent of Lessee or, at such time as no borrowing is outstanding under the Credit Agreement, all such amounts which are otherwise provided for under the Credit Agreement (all such payments to be made at the times specified in the Credit Agreement), (ii) to the extent legally enforceable, interest on each overdue amount not paid by Lessee to Brazos as provided in this Facilities Lease from the date such overdue amount was due until paid at the per annum rate of interest equal to the most recent rate of interest calculated pursuant to the Credit Agreement or established by Agent in the absence of any borrowing under the Credit Agreement, plus two percent (2%),
(iii) the amount of all Prepayment Premiums payable to the limited partner of Brazos under the Brazos Partnership Agreement, and (iv) all reasonable costs and expenses incurred by the limited partner of Brazos (1) in connection with the occurrence and during the continuance of a default under the Lease Documents or
(2) in connection with the review and execution of any amendment requested by Lessee or Guarantor (whether or not such amendment is executed) to the Lease

Documents (as defined in the Guaranty), the Guaranty, any security agreement entered into in connection with the Guaranty, any consent requested by or on behalf of Lessee in connection with the Lease Documents or the Brazos Partnership Agreement whether or not said request is granted. Lessee shall also pay to Brazos on demand an amount equal to any reasonable expenses and attorneys' fees incurred by Brazos in collecting such unpaid sums and enforcing the obligations for such unpaid sums.

         Section 6.4. PAYMENT IN ADVANCE. Basic Rent and Additional Rent and any other amount payable by Lessee to Brazos shall be paid sufficiently in advance of the date due to assure that immediately available funds in the full amount due are available on the date due, to such account of Brazos at such bank, or to such account of such other person at such bank, or otherwise as Brazos may from time to time designate in writing.

         Section 6.5. CREDIT AGREEMENT LOSSES. In addition to all other payment obligations hereunder, if the lease for any Facility is terminated for any reason prior to the end of the Lease Term or, if applicable, Renewal Term, then Lessee shall pay to Brazos within three Business Days after receipt of the billing statement referred to below an additional amount compensating Brazos for all penalties, costs and expenses (including reasonable out-of-pocket costs and expenses) as are incurred by Brazos under any Credit Agreement in connection with such termination and as are set forth in a billing statement sent by Brazos to Lessee containing the calculation thereof in reasonable detail.

                                   ARTICLE VII

                      RESTRICTED USE; COMPLIANCE WITH LAWS

         Section 7.1. INSURANCE REQUIREMENT AND LEGAL REQUIREMENT. So long as no Event of Default or Event of Facility Termination shall have occurred and be continuing, Lessee may use the Facilities in the regular course of its business for any lawful purpose. Lessee will not do or permit any act or thing which is contrary in any material respect to any Insurance Requirement or which is contrary to any Legal Requirement or which would impair, other than in the normal use thereof, the value or usefulness of any Facility; provided, that Lessee shall not be required to comply with any Legal Requirements to the extent provided in SECTION 2.9.

         Section 7.2. FILINGS. Lessee shall promptly and duly execute, deliver, file and record, at Lessee's expense, all such documents, statements, filings and registrations, and take such further action as Brazos or any Assignee shall from time to time reasonably request in order to establish, perfect and maintain Brazos' or such Assignee's title to and interest in the Facilities and any Assignee's interest in this Facilities Lease or any Facility as against Lessee or any third party in any applicable jurisdiction. As FF&E or other fixtures, furniture and equipment are substituted pursuant to SECTION 8.5 hereof for FF&E subject to this Facilities Lease, title to such substitute FF&E or other fixtures, furniture and equipment shall automatically be transferred to Brazos and such FF&E or other fixtures, furniture and equipment shall be subject to this Facilities Lease and title to the existing FF&E for which such FF&E or other fixtures, furniture and equipment is being substituted shall be released by Brazos. Lessee may, after thirty (30) days' written notice in writing to Brazos and each Assignee and at Lessee's own cost and expense, change the place of principal location of any FF&E; provided that prior notice shall not be required in the case of FF&E used for transportation (such as, without limitation, automobiles and trucks), but in such event Lessee shall notify Brazos in writing of the change of the principal location of such transportation FF&E not later than thirty (30) days after such change is made. Notwithstanding the foregoing, no change of location shall be undertaken unless and until all Legal Requirements shall have been met; provided, that Lessee shall not be required to comply with any Legal Requirements to the extent provided in SECTION 2.9.

         Section 7.3. COMPLIANCE WITH OTHER REQUIREMENTS. Lessee shall use every precaution which is commercially reasonable and which is usually employed by corporations engaged in a business which involves owning or operating similar property or equipment to prevent loss or damage to Facilities and to prevent injury to third persons or property of third persons. Lessee and Brazos shall cooperate fully with each other and with all insurance companies providing insurance pursuant to ARTICLE IX hereof in the investigation and defense of any claims or suits arising from the ownership or operation of FF&E or ownership, use, or occupancy of the Facility, provided that nothing contained in this
SECTION 7.3 shall be construed as imposing on Brazos any duty to investigate or defend any such claims or suits. Lessee shall comply and shall use commercially reasonable efforts to cause all persons using or operating FF&E or using or occupying Facilities to materially comply with all Insurance Requirements and Legal Requirements regarding acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of Facilities, and, if applicable, the licensing of operators thereof;

provided, that Lessee shall not be required to comply with any Legal Requirements to the extent provided in SECTION 2.9 of this Facilities Lease.

         Section 7.4. INSPECTION. Brazos or any Assignee or any authorized representative of either may, upon five (5) days advance notice, during reasonable business hours from time to time inspect Facilities and FF&E and deeds, registration certificates, certificates of title and related documents covering Facilities and FF&E wherever the same may be located, but neither Brazos nor any Assignee shall have any duty to make any such inspection.

         Section 7.5. NO LIENS. Lessee shall not permit or suffer to exist on any Facility or FF&E any Lien, other than Liens which are the subject of a Permitted Contest, Permitted Encumbrances and Liens placed thereon by, or arising from, Brazos' own actions or omissions or those of any Assignee or Affiliate of Brazos and in all such cases, approved by Lessee (provided, that any Liens of Record, other than Liens placed thereon by, or arising from, Brazos' own actions or those of any Assignee or Affiliate of Brazos and in all such cases, approved by Lessee, may not exceed an aggregate amount of $1,000,000 with respect to the aggregate of the Properties, Facilities and FF&E, and an aggregate amount of $100,000 with respect to each Facility and related Property & FF&E), nor may it assign any right or interest herein or in any Facility or FF&E except as provided in SECTION 19.14(a) of this Facilities Lease. Lessee shall not without the prior written consent of Brazos and Assignee sublease or otherwise relinquish possession of any Facility, except that, Lessee may sublease any Facility to a Subsidiary or Guarantor, may sublease up to twenty percent (20%) of the Facilities and FF&E to any party for any legal use and may otherwise relinquish possession of Facility to any contractor for use in performing work for Lessee; provided that such relinquishment of possession shall in no way affect the obligations of Lessee or the rights of Brazos hereunder and with respect to the Facility. Any sublease by Lessee shall be expressly subordinate to this Facilities Lease. Brazos and Assignee shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and Lessee hereby irrevocably assigns such rents and other sums to Brazos and Assignee for the benefit and protection of Brazos and Assignee for all amounts due to Brazos and Assignee under this Facilities Lease; provided that unless an Event of Default or Event of Facility Termination shall have occurred and be continuing hereunder, Lessee shall be entitled to collect and enjoy such rents and other sums. Lessee shall, within thirty (30) days after the execution of any such sublease, deliver a conformed copy thereof to Brazos and Agent. Nothing contained in this Facilities Lease shall be construed as constituting the consent or request of Brazos, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Facility or any part thereof. Notice is hereby given that Brazos and Agent will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding any Facility or any part thereof through or under Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Brazos or Assignee in and to the Facility.

         Section 7.6. INTERFERENCE. If any Lien or charge of any kind or any judgment, decree or order of any court or other governmental authority (including, without limitation, any state or local tax lien affecting the Facility or FF&E), whether or not valid, shall be asserted or entered which is reasonably likely to interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Facilities Lease, Lessee shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from Brazos or Agent, promptly take such action as may be necessary to prevent or terminate such interference.

         Section 7.7. DELIVERY OF INFORMATION. Lessee shall deliver to Brazos and Agent (i) promptly after a Responsible Officer obtains knowledge of any Event of Default or Potential Default, a certificate of a Responsible Officer specifying the nature and period of existence of such Event of Default or Potential Default, and what action, if any, Lessee has taken, is taking, or proposes to take with respect thereto, and (ii) promptly after Lessee obtains knowledge of any and all Liens other than Permitted Encumbrances on any Facility or FF&E or other matter which may materially adversely affect the value or intended use of a Facility or FF&E, a detailed statement describing each such Lien or other matter.

                                  ARTICLE VIII

               MAINTENANCE, IMPROVEMENT AND REPAIR OF FACILITIES

         Section 8.1. WARRANTIES. Brazos, so long as no Event of Default or Event of Facility Termination shall have occurred and be continuing, hereby assigns and agrees to make available to Lessee any and all rights Brazos may have under any vendor's or manufacturer's warranties or undertakings with respect to any Facility. If any Event of Default or Event of Facility Termination shall have occurred and be continuing, the assignment of such rights from Brazos to Lessee shall be deemed to be terminated, except to the extent that such Event of Default or Event of Facility Termination is the result of a breach of any vendor's warranties or undertakings, in which case the foregoing assignment will remain in full force and effect and Lessee will be allowed a reasonable period of time to pursue such vendor and to cure the Event of Default or Event of Facility Termination.

         Section 8.2. COSTS AND EXPENSES. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the ownership, use or occupancy of any Facility or ownership, use and operation of any FF&E during the Lease Term and Renewal Term, if any, thereof, including, without limitation, any rent and other charges under an Acquired Facilities Lease. Except as otherwise provided in ARTICLE XII hereof and, in the case of an Acquired Facilities Lease, in no event less than to the extent required thereunder, Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, keep the Facility and FF&E in good operating order, repair, condition and appearance. The foregoing undertaking to maintain the Facility and FF&E in good repair shall apply regardless of the cause necessitating repair, regardless of the availability or adequacy of insurance or condemnation proceeds and regardless of whether Lessee has possession of the Facility or FF&E, and as between Brazos and Lessee all risks of damage to the Facility or FF&E are assumed by Lessee. With respect to any Facility or FF&E, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs, whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping. Lessee hereby agrees to indemnify and hold Brazos and any Assignee harmless from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to Lessee's failure to fulfill its obligations under this SECTION 8.2.

         Section 8.3. PAYMENT OF TAXES. With respect to any Facility, Lessee shall make all required reports to the appropriate taxing authorities and shall pay prior to delinquency: (i) all taxes, assessments (which may be amortized over the maximum period permitted by Law), levies, fees, water and sewer rents and charges, and all other governmental, quasi-governmental and non-governmental charges, general and special (which may be amortized over the maximum period permitted by Law), ordinary and extraordinary, foreseen and unforeseen, which are, at any time during the Lease Term or any Renewal Term hereof, imposed or levied upon or assessed against (A) the Facility and FF&E, (B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Facilities Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Facility and FF&E,
(ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., depreciation and interest) relating to any Facility and FF&E) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder, (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Facility and FF&E, and (iv) all charges of utilities and communications services serving the Facility and FF&E (a "CHARGE"); provided, however, that Lessee shall not have any obligation to pay (A) any tax on, based on or measured by the net income or net receipts of Brazos, any Tax on, based on or measured by the net income or net receipts, capital or net worth of any Assignee or any Affiliate of Brazos or Assignee (each, a "LESSOR PERSON"), (B) any tax to the extent the amount of such tax is increased as a result of any lessor Person engaging in activities in the jurisdiction imposing such tax other than those contemplated by this Facilities Lease, (C) any tax imposed upon or in connection with any voluntary or involuntary transfer by a Lessor Person of any interest in any Facility or the FF&E or any part thereof or interest therein or any interest arising under this Facilities Lease or any other document contemplated hereby unless such transfer results from an Event of Default, (D) any tax or Charge imposed as a result of the gross negligence or wilful misconduct of any Lessor Person, (E) any tax or Charge arising from any act, event or omission that occurs after termination of this Facilities Lease, subject to SECTION 13.2 hereof, and (F) any tax to the extent of the excess of such tax over the amount of such tax that would have been imposed in the absence of a sale, transfer, or other disposition by a Lessor Person of any interest in any Facility or FF&E or any part of either thereof, this Facilities Lease or any interest arising under this Facilities Lease or any document contemplated hereby. Lessee shall not be required to pay any estate, inheritance, transfer, federal income or similar tax of Brazos (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this
SECTION 8.3; provided, however, that if at any time during the term of this Facilities Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Brazos a capital levy or other tax directly on the rents received therefrom, or upon the value of any Facility or FF&E or any present or any future improvement or improvements on any Facility or FF&E, then all such taxes, assessments, levies, or charges, or the part thereof so measured or based, shall be payable by Lessee, but only to the extent that such taxes would be payable if the Facility or FF&E affected were the only property of Brazos, and Lessee shall pay and discharge the same as herein provided. Lessee will furnish to Brazos, promptly after demand therefor, proof of payment of all items referred to above, the payment of which is the responsibility of Lessee. If any such assessments may legally be paid in installments, Lessee may pay such assessment in installments. So long as, in the reasonable opinion of Lessee's counsel, Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity of any tax Lessee is required to pay pursuant to this Facilities Lease, Lessee may contest such tax subject to the provisions of
ARTICLE XVIII of this Facilities Lease so long as adequate reserves therefor are maintained by Lessee.

         Section 8.4. NO MATERIAL ALTERATIONS. Except as provided in SECTION 8.6 below, Lessee shall not make any material alterations to any Facility without the prior written consent of Brazos, such consent not to be unreasonably withheld. Any improvements or additions paid for by Brazos in accordance with the Agreement for Facilities Lease shall become part of the Facility and shall be evidenced by a Revised Facility Leasing Record. Any improvements or additions to any Facility not paid for by Brazos shall become and remain the property of Lessee if it can be removed from such Facility without materially impairing the functioning of such Facility or its resale value, excluding such addition.

         Section 8.5. MAINTENANCE. The FF&E shall be maintained, repaired, refurbished or replaced by Lessee when necessary in order to ensure that all the FF&E located at each Facility will include the FF&E listed on the Facility Leasing Record with respect to such Facility or replacements for such FF&E of the kind, quality and in the quantities included in the Facility Leasing Record with respect to such Facility (provided that Lessee may replace FF&E with equipment of different kind, quality and in different quantities if such replacement equipment is of equal or greater value in Lessee's and Brazos' good faith judgment and is included in the FF&E) and will be in such condition and sufficient to allow such Facility to be operated in accordance with standards at least substantially equivalent to the operation of facilities owned and operated by Lessee. As equipment is substituted for FF&E subject to this Facilities Lease, title to such substitute equipment shall automatically be transferred to Brazos and such equipment shall be subject to this Facilities Lease and title to the existing FF&E for which such equipment is being substituted shall be released by Brazos.

         Section 8.6. ADDITIONS AND ALTERATIONS. So long as no Event of Default or Event of Facility Termination shall have occurred and be continuing, Lessee may, at its expense, make additions to and alterations to any Facility; provided that upon completion of such additions or alterations (i) neither the fair market value of the Facility shall be lessened thereby nor the condition of such Facility impaired, below the value, utility or condition thereof immediately prior to such action (assuming such Facility was then of a condition and repair required to be maintained pursuant to SECTION 8.2), (ii) such additions or alterations shall not result in a change of use of such Facility, (iii) such work shall be completed in a good and workmanlike manner and in material compliance with all applicable Legal Requirements and Insurance Requirements and upon completion of the work the Facility shall comply in all respects with the requirements of this Facilities Lease and any Ground Lease and (iv) no exterior walls of any building or other improvement constituting a part of a Facility shall be demolished unless Lessee has made adequate provision according to nationally recognized sound and prudent engineering and architectural standards to preserve and maintain the structural integrity of the Facility and for the restoration of such Facility to a structurally sound architectural whole; provided, that Lessee shall notify Brazos of such costs that are in excess of $100,000 for a Facility and shall not make such additions or alterations that cost more than $100,000 for each Facility for more than five (5) such Facilities at any one time and that such additions or alterations shall not result in any Lien (except Permitted Encumbrances) upon such Facility. Any and all such additions and alterations shall be and remain part of the Facility and shall be subject to this Facilities Lease.

         Section 8.7. ENVIRONMENTAL REPORTS. Upon reasonable notice, Lessee shall furnish Brazos reports (the "REPORTS") prepared by a qualified independent consultant, at the expense of Lessee, concerning the condition and status of any Facility in respect of any Environmental Laws; provided that Brazos, Agent, or Assignee has demonstrable evidence that such Facility may be affected by a hazardous substance, a hazardous waste or an Environmental Claim not adequately addressed in any environmental assessment previously delivered to Brazos or any Assignee in connection with such Facility.

                                   ARTICLE IX

                                    INSURANCE

         Section 9.1. LIABILITY AND PROPERTY DAMAGE. Lessee shall, at its sole cost and expense, including through self-insurance, maintain such liability and property damage insurance with respect to all Facilities and FF&E and insurance against loss or damage to all Facilities and FF&E of the types usually carried by corporations engaged in the same or a similar business, of similar size as Lessee, and owning or operating similar equipment and property and which cover risks of the kind customarily insured against by such corporations and such other insurance as may be required by law or as may be reasonably requested by Brazos for purposes of assuring compliance with this ARTICLE IX, including, without limitation, the insurance described on the Schedule of Insurance attached hereto as EXHIBIT "A". Such insurance shall be written by financially sound and reputable companies which are legally qualified to issue such insurance and which are approved by Agent. Lessee may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and Lessee may bring any such prosecution or contest in the name of Brazos, Lessee, or both, and Brazos will join therein at Lessee's request; provided that Lessee shall indemnify Brazos against any losses, costs or expenses (including reasonable attorneys' fees) which Brazos may incur in connection with such prosecution or contest. Notwithstanding the foregoing, Lessee at its sole option, may choose to self-insure for any liabilities or damages which are otherwise to be covered by insurance as described herein.

         Section 9.2. ADDITIONAL INSUREDS; NOTICE. Any policies of insurance, other than Workers' Compensation and Employer's Liability Insurance, carried in accordance with this ARTICLE IX and any policies taken out in substitution or replacement for any such policies (i) shall name Brazos and Assignee as additional insureds, as their respective interests may appear (but without imposing upon any such person any obligation imposed on the insured, including, without limitation, the liability to pay the premium for any such policy), (ii) shall have attached to the All Risk direct physical damage policy a lender's loss payable endorsement for the benefit of Brazos and Assignee as loss payees and (iii) shall provide that as against Brazos and Assignee the insurers shall waive any rights of subrogation. Lessee shall request the insurers to give thirty (30) days advance written notice to Brazos and its assigns of any cancellation of any insurance to be maintained under this Article. Lessee shall give a copy to Brazos and any Assignee of any notice received by Lessee regarding the cancellation or other termination of the insurance included in the Schedule of Insurance attached hereto as EXHIBIT "A". Each liability policy (A) shall be primary without right of contribution from any other insurance which is carried by Brazos with respect to its interest as such in the Facility and (B) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

         Section 9.3. APPLICATION OF PROCEEDS OF LOSS OR SUBSTANTIAL TAKING. Any insurance or condemnation proceeds received as the result of the occurrence of
(i) any event of loss described in SECTION 14.3 hereof or (ii) any event of substantial Taking described in SECTION 15.1 shall be paid to Brazos, and disposed of as contemplated by SECTION 14.3 hereof.

         Section 9.4. APPLICATION OF PROCEEDS OF OTHER THAN LOSS OR SUBSTANTIAL TAKING. As between Lessee and Brazos, if any insurance or condemnation proceeds received as a result of any loss or Taking, other than a loss described in
SECTION 14.3 or an event of substantial Taking described in SECTION 15.1, is less than $100,000, it is agreed that such proceeds will be paid to Lessee to be used for repairs, replacement, reconstruction or restoration in accordance with the terms of SECTIONS 14.2 and 15.2 hereof. If the proceeds equal or exceed $100,000, then the proceeds shall be deposited in a special purpose account held by Assignee, to be used only for the purpose set forth in this paragraph, and Lessee shall be entitled (i) to receive the amounts so deposited against certificates, invoices or bills in form reasonably satisfactory to Brazos and Agent, delivered to Brazos and Assignee from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in SECTION 9.5. Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to Lessee.

         Section 9.5. INVESTMENT. Agent, at Lessee's instruction, shall invest the amounts deposited with Agent pursuant to SECTION 9.4 in the following:

         (i)      direct obligations of the United States Government;

         (ii) interest-bearing time deposits at, or obligations of, any Assignee;

         (iii) commercial paper supported by a letter of credit issued by any Assignee; or

         (iv) money market mutual funds that invest only in government obligations or repurchase agreements secured by government obligations.

Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to Lessee. Any interest earned on investments of such funds shall be paid to Lessee. Brazos and Agent shall not be liable for any loss resulting from the liquidation of each and every such investment and Lessee shall be liable for such loss, if any.

         Section 9.6. APPLICATION IN DEFAULT. Any amount referred to in SECTIONS
9.3 or 9.4 which is payable to Lessee shall not be paid to Lessee or, if it has been previously paid to Lessee and not applied by Lessee as provided in SECTION
9.3 or 9.4, shall not be retained by Lessee, if an Event of Default or Event of Facility Termination shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by Brazos as security for the obligations of Lessee hereunder or, at Brazos' option, applied by Brazos toward payment of any of such obligations of Lessee at the time due hereunder as Brazos may elect. At such time as there shall not be continuing any Event of Default or Event of Facility Termination, all such amounts at the time held by Brazos in excess of the amount, if any, which Brazos shall have elected to apply as above provided shall be applied as provided in SECTIONS 9.3 or 9.4.

         Section 9.7. CERTIFICATES. Subject to Lessee's right to self-insure as set forth hereinabove, on or before the execution of this Facilities Lease, and annually on or before the anniversary of the date of this Facilities Lease, Lessee will furnish to Brazos and Agent certificates or other evidence reasonably acceptable to Brazos and Agent certifying that the insurance then carried and maintained on each Facility complies with the terms hereof.

         Section 9.8. COVENANT TO KEEP INSURANCE IN Force. Lessee covenants that it will not use, occupy or operate any Facility or FF&E or permit the use, occupancy or operation of any Facility or FF&E at a time when the insurance required by this ARTICLE IX is not in force with respect to such Facility or FF&E.

                                    ARTICLE X

                                   INDEMNITIES

         Section 10.1. INDEMNIFIED PERSONS. Lessee shall indemnify and hold harmless Brazos, each general and limited partner of Brazos, any Assignee, any successor or successors, and any Affiliate of each of them, and their respective officers, directors, incorporators, shareholders, partners (general and limited, including without limitation, the general and limited partners of Brazos), employees, agents and servants (each of the foregoing, an "INDEMNIFIED PERSON") from and against all liabilities, taxes (except mortgage taxes), losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

         (a) The ordering, delivery, acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, reregistration, custody by Lessee of title and registration documents, ownership, use, non-use, misuse, lease, operation, transportation, repair, control or disposition of any Facility or FF&E leased or subleased or to be leased or subleased hereunder, (i) except to the extent that such costs are included in the Acquisition Cost of such Facility or FF&E and (ii) except for any general administrative expenses of Brazos;

         (b) The assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Facility or FF&E; provided, however, that upon request of Lessee, Brazos will make available to Lessee Brazos' rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any Facility or FF&E;

         (c) Subject to SECTION 8.3, all U.S. Federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature arising from or relating to ownership of the Facility or FF&E, including but not limited to license, qualification, franchise, sales, use, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation fees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon, whether assessed, levied against or payable by Brazos or otherwise, with respect to any Facility or FF&E or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Facility or FF&E (including without limitation any claim by any governmental authority for transfer tax, transfer gains tax, filing or other similar taxes or fees in connection with the acquisition of any Facility or FF&E by Brazos or otherwise in connection with this Facilities Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by Brazos with respect thereto; provided that this indemnity shall not apply to (i) net income taxes imposed by any state or local taxing authority, (ii) U.S. Federal net income, alternative minimum taxes, or capital gains taxes or (iii) state and local net income or capital gains taxes which are imposed by a state or locality because of a relationship between Brazos and such state or locality unrelated to ownership of the Facility or FF&E or to this Facilities Lease; and provided further, that to the extent Lessee's obligations hereunder include indemnifying Brazos for net income taxes imposed by a state or local taxing authority, such obligations shall be limited to indemnifying Brazos for the inability, disallowance or other loss of deductions relating to ownership of the Facilities or FF&E customarily allowed in computing net income (e.g., interest expense, depreciation, financing, administrative and other fees and expenses);

         (d) Any violation or alleged violation (other than an alleged violation alleged by Brazos) by Lessee of this Facilities Lease or of any contracts or agreements to which Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements, including, without limitation, any Legal Requirements with respect to the environment or the regulation of hazardous materials or substances, or any breach of a representation or warranty by Lessee under this Facilities Lease;

         (e) Any Environmental Claim or requirement of Environmental Law concerning or relating to any Facility, or the operations or business in respect of any Facility; or

         (f) Any claim against Brazos' title or Assignee's interest in any Facility or FF&E to the extent such claim is not fully paid by title insurance.

         Section 10.2. PAYMENTS. Lessee shall forthwith upon demand reimburse any Indemnified Person for any sum or sums expended with respect to any of the items set forth in SECTION 10.1 or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to or on behalf of any Indemnified Person pursuant to this ARTICLE X shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. Any Indemnified Person seeking indemnification under this ARTICLE X shall give Lessee written evidence supporting the amount demanded, and such written evidence shall be deemed to be conclusive, absent manifest error. To the extent that Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Facilities Lease, Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

         Section 10.3. CONTINUING INDEMNIFICATION. The indemnities contained in this ARTICLE X shall not be affected by and shall survive any termination of this Facilities Lease as a whole or in respect of any Facility or FF&E leased hereunder or any failure or refusal of Lessee to accept any Facility or FF&E constructed, acquired or ordered pursuant to the Agreement for Facilities Lease.

         Section 10.4. LIMITATIONS. Brazos and Lessee agree that the terms of any state Law which may affect the rights of Brazos and Lessee under this
ARTICLE X may be set forth in the Memorandum of Facilities Lease for the affected Facility or FF&E and shall apply as though set forth in full in this Facilities Lease.

         Section 10.5. LITIGATION. If any claim, action, proceeding or suit is brought against an Indemnified Person with respect to which Lessee would be required to indemnify such Indemnified Person, Lessee shall have the right to assume the defense thereof, including the employment at its expense of counsel; provided that Lessee shall not have such right, to the extent that such Indemnified Person shall deliver to Lessee a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this ARTICLE X in connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if (i) any claim, action, proceeding or suit is brought against an Indemnified Person who is an individual, (ii) the action threatens to restrain or adversely affect the conduct of the business of the Indemnified Person, but not the business of Brazos' ownership of the Facility or FF&E under this Facilities Lease, (iii) the claim, action, proceeding or suit seeks damages of more than $500,000, or (iv) independent counsel to an Indemnified Person shall conclude that there may be defenses available to the Indemnified Person which may conflict with those available to Lessee, Lessee shall not have the right to assume the defense of any such action on behalf of the Indemnified Person if such Indemnified Person chooses to defend such action (with counsel reasonably acceptable to Lessee), and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such action shall be borne by Lessee. Notwithstanding the assumption of its defense by Lessee pursuant to this paragraph, any Indemnified Person shall have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by the Indemnified Person. In addition, Lessee will not be liable for any settlement of any claim, action, proceeding or suit unless Lessee has consented thereto in writing. Any decision by an Indemnified Person to employ its own counsel rather than counsel selected by Lessee (whether or not at Lessee's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this ARTICLE X.

                                   ARTICLE XI

                             RENEWAL AND TERMINATION

         Section 11.1. LESSEE'S RIGHT TO TERMINATE. So long as no Potential Default, Potential Property Termination, Event of Default or Event of Facility Termination has occurred and is continuing and, with respect to all Facilities and all FF&E, Lessee shall have the right, at any time during the Lease Term or any Renewal Term, upon not less than thirty (30) days' written notice to Brazos and Assignee, to terminate on the Basic Rent Payment Date specified in such notice this Facilities Lease with respect to all Facilities and all FF&E, and either (i) purchase all Facilities and all FF&E, for cash at their respective Acquisition Cost or (ii) with the consent of Brazos and Agent, arrange, at its own cost and expense, for all Facilities and all FF&E, to be sold for cash pursuant to SECTION 11.4 and with the consequences therein provided, except that such sale must occur on the Basic Rent Payment Date stipulated in the written notice contemplated by this SECTION 11.1, and Lessee shall have such right only if (a) indemnity payments to Brazos pursuant to SECTION 10.1(c) shall have been required and can reasonably be expected to occur subsequently and such payments are or would be in the aggregate (taking into account the recurring nature of the payments) sufficient in the reasonable judgment of Lessee to render this Facilities Lease uneconomic with respect to all Facilities and all FF&E, (b) due to a change in accounting rules or treatment, this Facilities Lease is no longer treated as an operating lease for accounting purposes or (c) there exists an event of default under the Credit Agreement and the payment obligations of Brazos thereunder are declared to be immediately due and payable.

         Section 11.2. BRAZOS' RIGHT TO TERMINATE. Brazos shall have the right upon thirty (30) days prior written notice to Lessee, to terminate the Facilities Lease of all Facilities and all FF&E as of a Basic Rent Payment Date stipulated in such notice if at any time: (1) by reason of a nexus between a state or local taxing jurisdiction and any Facility or FF&E or the activities of any user (other than Brazos) of the Facility or FF&E, Brazos incurs, or, in its reasonable judgment, in the future would incur, a state or local tax which, in its sole but reasonable judgment, renders the Facilities Lease uneconomic; or
(2) the Agreement for Facilities Lease or any other instrument relating to this Facilities Lease shall be deemed to require the payment or deemed to permit the collection of interest in excess of the Maximum Rate and any such interest in excess of such Maximum Rate cannot be spread and allocated either to the preceding or subsequent periods in which such excess interest is to be paid or collected pursuant to SECTION 19.8 of this Facilities Lease. In the event of a termination of this Facilities Lease with respect to all Facilities and all FF&E pursuant to this SECTION 11.2, Lessee shall either (i) purchase, on the Basic Rent Payment Date stipulated in the written notice contemplated by this SECTION 11.2, all Facilities and all FF&E for cash at their respective Acquisition Cost or (ii) with the consent of Brazos and Agent, arrange, at its own cost and expense, for all Facilities and all FF&E to be sold for cash pursuant to SECTION
11.4 and with the consequences therein provided, except that such sale must occur on the Basic Rent Payment Date stipulated in the written notice contemplated by this SECTION 11.2.

         Section 11.3.  RENEWAL.

         (a) Not later than twelve months prior to the end of the Lease Term or any Renewal Term, if any, as applicable, Brazos, with the consent of Agent if it is electing to renew, shall give notice to Lessee as to whether it desires to renew the lease with respect to all Facilities and all FF&E and the terms and conditions (including the rental amounts) of any such renewal. Not later than nine months prior to the end of the Lease Term or Renewal Term, as applicable, Lessee shall give notice to Brazos as to whether it will renew or not renew the lease. Failure of Lessee to give such notice shall be deemed an election not to renew the lease. If the parties elect to renew the Lease Term as set forth above, Brazos will use commercially reasonable efforts to obtain financing, on terms and conditions consistent with the Credit Agreement and partnership agreement of Brazos or otherwise acceptable to Brazos and Lessee, for the Renewal Term. So long as (i) no Event of Default or Event of Facility Termination has occurred and is continuing, and (ii) Brazos shall have received a commitment for financing through the last day of the Renewal Term (as defined below) from the Agent under the Credit Agreement, the lease shall be renewed for a term (the "RENEWAL TERM") equal to five (5) years in the case of the initial Renewal Term and one year in the case of subsequent Renewal Terms commencing on the first day of the calendar month following the last day of the Lease Term or Renewal Term, as applicable, thereof; provided, however, the Lease Term or Renewal Term, as applicable, shall not be renewed if on the first day of the new Renewal Term the lender(s) fails to fund under its commitment pursuant to the terms of such commitment for any reason. Lessee may give advance notice of its intention to renew this Facilities Lease with respect to all Facilities and all FF&E for successive Renewal Terms. Upon acceptance by Brazos and Agent of such successive Renewal Terms, Lessee shall be bound by such renewals for the entire period of successive Renewal Terms.

         (b) If this Facilities Lease is not being renewed, Lessee shall, at its option, either (i) purchase all Facilities and all FF&E for cash at their respective Acquisition Cost during the period from one (1) month before the end of the Lease Term or Renewal Term, as applicable, to five (5) Business Days before the end of the Lease Term or Renewal Term, as applicable or (ii) arrange, at its own cost and expense, for all Facilities and all FF&E to be sold for cash pursuant to SECTION 11.4 and with the consequences therein provided during the period from six (6) months before the end of the Lease Term or Renewal Term, as applicable, to one (1) month before the end of the Lease Term or Renewal Term, as applicable. Not later than eight months prior to the end of the Lease Term or Renewal Term, as applicable, Lessee shall give notice to Brazos of its election to either purchase or arrange for the sale of all of the Facilities and FF&E to a third party. Any notice given by Lessee pursuant to the preceding sentence shall be irrevocable, except that Lessee may revoke the election to have a Facility or FF&E sold to a third party if Lessee purchases such Facility or FF&E.

         Section 11.4. SALES TO THIRD PARTIES.

         (a) If Lessee exercises its right to arrange for a sale of a Facility to a third party pursuant to SECTION 11.1, 11.2 or 11.3, Brazos shall receive the proceeds of sale and:

                  (i) if the proceeds of sale are greater than the Acquisition Cost of the Facility sold, Brazos shall pay to Lessee the amount by which such proceeds exceed such Acquisition Cost;

                  (ii) if the proceeds of sale are equal to or less than the Acquisition Cost of the Facility sold, but greater than or equal to eighteen and one-half percent (18.5%) of the Acquisition Cost of such Facility, Lessee shall pay to Brazos an amount equal to (A) such Acquisition Cost less (B) the proceeds of such sale; and

                  (iii) if the proceeds of sale are less than fifteen percent (15%) of the Acquisition Cost of the Facility sold, Lessee shall pay to Brazos an amount equal to the sum of (A) eighty-one and one-half percent (81.5%) of such Acquisition Cost and (B) the amount specified to Lessee in the notice delivered pursuant to SECTION
                           11.5 by which the residual value of such Facility has been reduced by wear and tear in excess of that attributable to normal use, plus the amount by which, in the good faith judgment of Brazos, the proceeds of sale for such Facility has been reduced due to Liens attaching to such Facility at the time of sale.

For purposes of this SECTION 11.4, in connection with the sale of a Facility "proceeds of sale" shall mean the aggregate proceeds from the sale of such Facility without reduction for any amounts paid by Lessee.

         (b) All payments and credits referred to in paragraph (a) above shall be made on the date of the sale of such Facility, and the parties shall account to each other for such payments and credits. In consideration for the receipt by Brazos of the proceeds of sale and all other amounts then due and owing hereunder, Brazos shall transfer title to such Facility to the purchaser at the sale designated by Lessee pursuant to a special warranty bill of sale. In the event of a sale pursuant to this SECTION 11.4, neither Lessee nor any Affiliate of Lessee shall purchase the Facility. Any Facility sold to a third party pursuant to this paragraph (b) shall, unless SECTION 11.4 (a)(i) applies, be free of any Liens at the time of sale, including Liens which would otherwise be Permitted Encumbrances if such Liens would reduce the Value to the purchaser of such Facility; provided, however, Lessee shall have the option to obtain affirmative title insurance, if available, to insure over such Lien or to make other arrangements acceptable to such purchaser.

         (c) If a Facility and the related Property are sold to the same third party, the proceeds of sale shall be allocated prorata between such Facility and Property based on the Acquisition Cost of such Facility and the Acquisition Cost (as defined in the Ground Lease) of such Property unless (a)(iii) above applies, in which case, Agent may allocate the proceeds in any manner acceptable to Agent.

         (d) In the event Lessee exercises the third party sale option then, as soon as practicable and in all events not less than sixty (60) days prior to the end of the Lease Term or Renewal Term, as applicable, Lessee at its expense shall cause to be delivered to Brazos a Phase I environmental site assessment for each of the Properties recently prepared (no more than thirty (30) days old prior to the date of delivery) by an independent recognized professional reasonably acceptable to Brazos and in form, scope and content reasonably satisfactory to Brazos. In the event that Brazos shall not have received such environmental site assessment by the date sixty (60) days prior to the end of the Lease Term or Renewal Term or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material environmental violations or potential material environmental violation (with materiality determined in each case by Brazos and Agent in their reasonable discretion), then thirty (30) days prior to the end of the Lease Term or Renewal Term, as the case may be, Lessee shall pay to Brazos an amount equal to the Acquisition Cost for all the Properties and any and all other amounts due and owing hereunder. Upon receipt of such payment and all other amounts due under the Lease Documents, Brazos shall transfer to Lessee all of Brazos's right, title and interest in and to all the Properties in accordance with this Facilities Lease.

         Section 11.5. ADVISEMENT. At least thirty (30) days prior to any sale of a Facility pursuant to SECTION 11.4, Lessee shall deliver to Brazos a copy of the purchase contract for such Facility. If such sale will result in the applicability of SECTION 11.4(a)(iii), Brazos may arrange for a sale of such Facility to be made to a purchaser designated by Brazos, if such purchaser will pay an amount sufficient to render SECTION 11.4(a)(iii) inapplicable, or Brazos may send Lessee a bill as described in the paragraph below for the amount by which the residual value of such Facility has been reduced by wear and tear in excess of that attributable to normal use and such amount shall be due and payable within ten (10) days after receipt of such bill. Unless Brazos shall arrange for the sale of such Facility and shall give Lessee notice thereof within thirty (30) days of Brazos' receipt of the purchase contract, Lessee may proceed with the sale to a purchaser designated by it; provided that on or before the date of such sale Lessee shall pay to Brazos the amount set forth in the bill for excess wear and tear. Within thirty (30) days of Lessee's receipt of Brazos' notice provided for in the preceding sentence, Lessee may arrange for such sale to be made to another purchaser designated by it, if such purchaser shall pay an amount sufficient to render SECTION 11.4(a)(iii) inapplicable.

         Upon any sale of the Facility or FF&E to any third party hereunder, Lessee (A) shall abandon the Facility or FF&E to the possession of such third party at the closing, subject only to the Liens existing at such time, and (B) shall deliver the Facility or FF&E in the same physical and operating condition as on the first day of the Lease Term, less wear and tear attributable to normal use and occupancy for an approved use, and in the manner required hereby. Upon the end of the Lease Term or any Renewal Term, unless Lessee purchases the Facility or FF&E, Lessee shall surrender to Brazos all keys to the Facilities and FF&E and give Brazos the combination of all safes or safe cabinets, if any, which are to remain in the Facility. If Lessee does not purchase the Facility or FF&E pursuant to the terms hereof, and fails to relinquish possession of the Facility or FF&E in the condition required by this Section, Lessee shall pay to Brazos, as Additional Rent, the greater of (A) the costs and expenses as determined by Brazos with the approval of Agent as necessary to repair and restore the Facility or FF&E to the condition required by this Section, or (B) the reduction in fair market sales value attributable to such failure to deliver the Facility or FF&E in the condition required by this Section as reasonably determined by Brazos with the approval of Agent.

         Section 11.6. ADDITIONAL PAYMENTS. In connection with any purchase or sale of a Facility or FF&E under this ARTICLE XI, on or before the date such purchase or sale occurs, Lessee shall pay to Brazos, in addition to any purchase price payable, all Basic Rent payable, any Additional Rent, all amounts owing under
SECTION 11.4, and other amounts owing hereunder.

         Section 11.7. TERMINATION OF FACILITIES LEASE. Upon receipt by Brazos of the purchase price payable in connection with any sale or purchase of any Facility or FF&E under this ARTICLE XI, together with all additional payments required under SECTION 11.6 with respect to such Facility or FF&E, this Facilities Lease shall terminate with respect to such Facility or FF&E.

         Section 11.8. SURRENDER OF FACILITY. Subject to the provisions of this
ARTICLE XI and ARTICLES XII, XIII, XIV and XV hereof, upon termination of the lease of any Facility or FF&E hereunder, Lessee shall surrender such Facility or FF&E to Brazos. In connection with the sale of any Facility or FF&E by Brazos, in consideration of the receipt of the purchase price and all other amounts which may be owing to Brazos under SECTION 11.6, Brazos shall execute and deliver all instruments of transfer necessary to convey Brazos' interest to the purchaser of such Facility or FF&E. Each Facility or FF&E shall be surrendered in the condition required by SECTION 8.2. Any cost of removal and delivery of FF&E to Brazos shall be paid by Lessee.

                                   ARTICLE XII

                             ECONOMIC DISCONTINUANCE

         Section 12.1. UNECONOMIC FACILITY. In addition to Lessee's right to terminate under SECTION 11.1 hereof, if, at any time during its Lease Term, in the good faith judgment of Lessee, any Facility or FF&E shall have become uneconomic for continued use and occupancy by Lessee (such Facility or FF&E hereinafter sometimes called an "UNECONOMIC FACILITY"), then Lessee shall deliver to Brazos and Assignee a written notice (an "UNECONOMIC NOTICE") containing (i) notice of Lessee's intention to terminate the Facilities Lease as to such Uneconomic Facility as of a Basic Rent Payment Date specified in such notice, which Basic Rent Payment Date shall be within sixty (60) days of such notice, and (ii) a certificate of an officer of Lessee stating that Lessee has determined that such Facility or FF&E has become uneconomic for continued use and occupancy by Lessee; provided that Lessee may not deliver an Uneconomic Notice to Brazos under the terms of this ARTICLE XII for one (1) or more Facilities and FF&E, the aggregate Acquisition Costs of which exceed ten percent (10%) of the aggregate Acquisition Costs of all Facilities and FF&E; and provided, further, that if at the end of the Lease Term the aggregate Acquisition Costs of Facilities and FF&E for which Lessee has given Brazos an Uneconomic Notice exceeds ten percent (10%) of the aggregate Acquisition Costs of all Facilities and FF&E, Lessee shall not have the right to sell any Facilities or FF&E to a third party pursuant to SECTION 11.4. Lessee shall terminate this Facilities Lease with respect to such Uneconomic Facility and shall either purchase the Uneconomic Facility for cash at its Acquisition Cost on the Basic Rent Payment Date specified in such notice or sell such Uneconomic Facility on such date; provided, that if the proceeds of the sale of the Uneconomic Facility are less than the Acquisition Cost of such Uneconomic Facility, then in addition to the purchase price Lessee shall pay to Brazos an amount equal to such Acquisition Cost less the proceeds of such sale and, if such proceeds of sale exceed the Acquisition Cost, Brazos will pay any excess to Lessee.

         Section 12.2. PAYMENT. In connection with any purchase or sale pursuant to this ARTICLE XII, on the Basic Rent Payment Date upon which such purchase or sale occurs, Lessee shall pay or cause the purchaser to pay to Brazos the purchase price, and Lessee shall pay all Basic Rent payable and any Additional Rent and other amounts owing hereunder.

         Section 12.3. NO RIGHT TO USE. If Lessee terminates this Facilities Lease with respect to any Facility pursuant to this ARTICLE XII, neither Lessee nor any Affiliate of Lessee shall have the right for one year following the date of such termination to use, and shall not use, such Facility as a Facility.

                                  ARTICLE XIII

                                EVENTS OF DEFAULT

         Section 13.1. EVENTS OF DEFAULT. Any of the following events of default shall constitute an "EVENT OF DEFAULT" and shall give rise to the rights on the part of Brazos described in SECTION 13.2 hereof:

         (a) FAILURE TO MAKE PAYMENTS. Failure of Lessee to pay amounts due to Brazos at the time of any scheduled sale of a Facility hereunder, failure of Lessee to pay any payment due hereunder, including without limitation, Basic Rent or Additional Rent for more than five (5) Business Days after such payment is due pursuant to ARTICLE VI hereof.

         (b) FAILURE TO MAINTAIN INSURANCE. Failure of Lessee to maintain the insurance required by ARTICLE IX hereof, or default in the performance of the covenant contained in SECTION 9.4 hereof.

         (c) OTHER DEFAULTS. Lessee shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Facilities Lease or any Consent and such default shall (i) continue for thirty (30) days after written notice shall have been given to Lessee by Brazos or any Assignee specifying such default and requiring such default to be remedied or (ii) if such default is of a nature that it is not capable of being cured within such 30-day period, Lessee shall not have diligently commenced curing such default, proceeded diligently and in good faith thereafter to complete curing such default, or cured such default within sixty (60) days from the date of written notice.

         (d) BANKRUPTCY. (i) The entry of a decree or order for relief in respect of Lessee or Guarantor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or Guarantor or of any substantial part of Lessee's or Guarantor's property, or ordering the winding up or liquidation of Lessee's or Guarantor's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (ii) the general suspension or discontinuance of Lessee's or Guarantor's business operations, its insolvency (however evidenced) or its admission of insolvency or bankruptcy, or the commencement by Lessee or Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Lessee or Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure of Lessee or Guarantor generally to pay its debts as such debts become due, or the taking of corporate action by Lessee or Guarantor in furtherance of any such action.

         (e) PAYMENT OF OBLIGATIONS. A default or event of default, the effect of which results in the holder or holders of any Indebtedness of Lessee or Guarantor, or a trustee or agent on behalf of such holder or holders, accelerating Indebtedness prior to its stated maturity shall occur under the provisions of any instrument evidencing Indebtedness in excess of $1,000,000 of Lessee or Guarantor (or under the provisions of any agreement pursuant to which such instrument was issued).

         (f) MISREPRESENTATIONS. Any representation or warranty made by Lessee in this Facilities Lease or any Consent or which is contained in any certificate, document or financial or other statement furnished under or in connection with this Facilities Lease proves to be false or misleading in any material respect when made or deemed made.

         (g) DEFAULT UNDER LEASE DOCUMENTS. An Event of Default (as defined in the Agreement for Facilities Lease, Agreement for Ground Lease or Ground Lease) shall occur and be continuing under the Agreement for Facilities Lease, Agreement for Ground Lease or Ground Lease, respectively.

         (h) OTHER AGREEMENTS. Lessee shall default in any material respect in the performance or observance of any term, covenant, condition or obligation contained in any other material written agreement executed by Lessee with or for the benefit of Brazos or Agent and such default shall not have been cured within any applicable grace or cure period and shall be continuing.

         (i) UNAUTHORIZED ASSIGNMENT. Any assignment by Lessee of any interest in this Facilities Lease other than in accordance with the terms of this Facilities Lease.

         (j) GUARANTY. An Event of Default under the Guaranty shall occur and be continuing or any representation or warranty made by Guarantor in the Guaranty, any Consent or any document contemplated hereby or thereby proves to be false or misleading in any material respect when made or deemed made, or Guarantor defaults in the performance of any term, condition, covenant or obligation contained in the Guaranty or any Consent, or any default or event of default occurs thereunder and such default shall not have been cured within any applicable grace or cure period and shall be continuing or any provision of any Guaranty shall for any reason be terminated or challenged or cease to be in full force and effect and a valid and binding obligation of the Guarantor, or the Guarantor shall challenge or repudiate in writing its liability thereunder.

         (k) FACILITY TERMINATION. The occurrence of any Event of Facility Termination with respect to a Facility.

         (l) DEFAULT UNDER CORPORATE CREDIT DOCUMENTS. The occurrence and continuation of any Default under any of the Corporate Credit Documents.

         Section 13.2. RIGHTS UPON DEFAULT. Upon the occurrence and continuation of any Event of Default Brazos or any Assignee may in its discretion declare this Facilities Lease to be in default and do, to the extent permitted by applicable law, any one or more of the following:

         (a) Terminate this Facilities Lease as to any or all Facilities leased hereunder;

         (b) Whether or not this Facilities Lease as to any Facility is terminated, take immediate possession of and remove any or all FF&E and other equipment or property of Brazos in the possession of Lessee, wherever situated, and for such purpose, enter upon any premises without liability to Lessee for so doing;

         (c) Whether or not any action has been taken under (a) or (b) above, sell any Facility or Brazos' interest in any Acquired Facilities Lease (with or without the concurrence or request of Lessee);

         (d) Hold, use, occupy, operate, remove, lease or keep idle any or all Facilities as Brazos in its sole discretion may determine, without any duty to account to Lessee with respect to any such action or inaction or for any proceeds thereof;

         (e) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof; and

         (f) Declare an Event of Facility Termination as to any or all Facilities and/or FF&E leased hereunder.

         Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by Brazos from time to time at Brazos' election, and nothing herein contained shall be deemed to require Brazos to await the date whereon this Facilities Lease or the term hereof would have expired by limitation had there been no such default by Lessee or no such termination or cancellation.

         The receipt of any payments under this Facilities Lease by Brazos with knowledge of any breach of this Facilities Lease by Lessee or of any default by Lessee in the performance of any of the terms, covenants or conditions of this Facilities Lease, shall not be deemed to be a waiver of any provision of this Facilities Lease.

         No receipt of moneys by Brazos from Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Lease Term or any Renewal Term, or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Brazos to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of Brazos to recover possession of any Facility or FF&E by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Facilities Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of the Facility, Brazos may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account for the use, operation and occupation of the Facility, or at the election of Brazos, on account of Lessee's liability hereunder. Acceptance of the keys to any Facility, or any similar act, by Brazos, or any agent or employee, during the term hereof, shall not be deemed to be an acceptance of a surrender of any Facility unless Brazos shall consent thereto in writing.

         If, after an Event of Default shall have occurred, Lessee fails to surrender promptly after written request by Brazos or converts or destroys any Facility, Lessee shall be liable to Brazos for all Basic Rent and Additional Rent then due and payable with respect to such Facility, all other amounts payable under this Facilities Lease, the Acquisition Cost of such Facility as of the date of such request, conversion or destruction and all losses, damages and expenses (including, without limitation, attorneys' fees and expenses) sustained by Brazos by reason of such Event of Default and the exercise of Brazos' remedies with respect thereto.

         If, after an Event of Default Brazos repossesses any Facility, notwithstanding any termination of this Facilities Lease, Lessee shall be liable for and Brazos may recover from Lessee all Basic Rent accrued and any Additional Rent owing with respect to such Facility to the date of such repossession, all other amounts payable under this Facilities Lease, and all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained by Brazos by reason of such Event of Default and the exercise of Brazos' remedies with respect thereto. In addition, Brazos may sell Brazos' interest in any Facility upon any terms that Brazos deems satisfactory, free of any rights of Lessee or any person claiming through or under Lessee. In the event of such sale, in addition to the amounts payable under the first sentence of this paragraph, Brazos shall be entitled to recover from Lessee, as liquidated damages, and not as a penalty, an amount equal to the Acquisition Cost of any Facility so sold, minus the net proceeds of such sale (deducting from the gross proceeds of such sale any reasonable legal expenses, commissions, sales taxes or other costs or expenses associated with such sale) received by Brazos; provided, however, if the proceeds of such sale are in excess of the amount payable to Brazos pursuant hereto, such excess shall be the property of Lessee. In lieu of such sale, in addition to the amounts payable under the first sentence of this paragraph, Brazos may cause Lessee to pay to Brazos, and Lessee shall pay to Brazos, as liquidated damages, and not as a penalty, an amount equal to the Acquisition Cost of any or all of the Facilities, and upon payment in full of all such amounts Brazos shall transfer all of Brazos' right, title and interest in and to the Facility to Lessee.

         Brazos may (i) sell all or any part of the Facility or FF&E at public or private sale, as Brazos may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if Brazos shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Brazos shall so elect, demand that the Lessee pay to Brazos, and the Lessee shall pay to Brazos, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Brazos' actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Basic Rent Payment Date coinciding with such date of sale (or, if the sale date is not a Basic Rent Payment Date, the Basic Rent Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Acquisition Cost calculated as of such Basic Rent Payment Date (including all Rent due and unpaid to and including such Basic Rent Payment Date), over (2) the net proceeds of such sale, if any (that is, after deducting all reasonable costs and expenses incurred by Brazos, the Agent and the Assignees incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair or alteration costs); plus (B) all damages, reasonable costs and expense of Brazos under the Ground Lease; plus (C) interest at the overdue rate provided in SECTION 6.3 hereof on the foregoing amount from such Basic Rent Payment Date until the date of payment.

         Brazos may exercise any other right or remedy that may be available to it under applicable law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Brazos' right to collect any such damages for any subsequent period(s), or Brazos may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

         In the event that a court of competent jurisdiction rules that this Facilities Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties pursuant to SECTION 3.3, and subject to the availability of such remedy under applicable law, then Brazos and the Lessee agree that the Lessee hereby grants, bargains, sells, transfers, assigns and conveys unto the trustee named as such in the Lien granted by Brazos to Agent, as trustee and herein referred to as "trustee", and its successors (Brazos hereby reserving the right to from time to time, with or without cause and at Brazos' sole discretion, by instrument in writing, substitute a successor or successors to trustee, which instrument, executed by Brazos duly acknowledged and recorded in the office of the recorder of the county or counties where the Facility is situated, shall be conclusive proof of proper substitution of such successor, who shall, without conveyance from trustee or any successor trustee to trustee, succeed to all his title, estate, rights, powers and duties), in trust a lien and security interest against the Facility, to have and to hold the Facility, together with all and singularly the rights, hereditaments, and appurtenances in any way appertaining or belonging thereto, unto such trustee and such trustee's successor or substitute in such trust, and such trustee's and its or his successors and assigns, in trust, and that, upon the occurrence and during the continuance of any Event of Default such trustee, at the direction of Brazos, may proceed with foreclosure, and in such event such trustee, at the direction of Brazos, is hereby authorized and empowered, and it shall be such trustee's special duty, upon such request of Brazos, acting upon a request from the Agent or Assignees, to sell the Facility, or any part thereof, to the highest bidder or bidders for cash or credit, as directed by Brazos, acting upon a request from the Agent or Assignees, at the location at the county courthouse specified by the commissioner's court in the county in the state wherein the Facility then subject to the lien hereof is situated or, if no such location is specified by the commissioner's court, then at the location specified in such trustee's notice of such sale to the Lessee; provided, that if the Facility is situated in more than one county, then such sale of the Facility, or part thereof, may be made in any county in the state wherein any part of the Facility then subject to the lien hereof is situated. Any such sale shall be made at public outcry between the hours of ten o'clock (10:00) A.M. and four o'clock (4:00) P.M. on the first (1st) Tuesday in any month. Written or printed notice of such sale shall be posted at the courthouse door in the county, or if more than one, then in each of the counties, wherein the Facility then subject to the lien hereof is situated. Such notice shall designate the county where the Facility, or part thereof, will be sold and the earliest time at which the sale will occur, and such notice shall be posted at least twenty-one (21) days prior to the date of sale. Such notice shall also be filed with the county clerk in the county, or if more than one, then in each of the counties wherein the Facility is located. Trustee shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Lessee and each other debtor obligated to pay the Acquisition Cost and other obligations secured hereby according to the records of the Agent and Assignees. After such sale, Brazos shall make to the purchaser or purchasers thereunder good and sufficient assignments, deed, bills of sale, and other instruments, in the name of Brazos, conveying the Facility, or part thereof, so sold to the purchaser or purchasers with general warranty of title by Brazos. The sale of a part of the Facility shall not exhaust the power of sale, but sales may be made from time to time until the Acquisition Cost and other obligations secured hereby are paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the personal property. Upon the occurrence and during the continuance of a Lease Event of Default, Brazos, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Facility, or against the Lessee on a recourse basis for the Acquisition Cost, or the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Facility, or for the enforcement of any other appropriate legal or equitable remedy.

         Sales pursuant to this SECTION 13.2, by Brazos of any part of the Facility, may be by private or public sale, in such order or otherwise in such manner as Brazos may elect in its sole discretion. Brazos shall have, with respect to the FF&E, in addition to any other rights and remedies which may be available to it at law or in equity or pursuant to this Facilities Lease or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the Uniform Commercial Code of the relevant jurisdictions relating to the FF&E, and it is expressly agreed that if Brazos should proceed to dispose of or utilize the FF&E, or any part thereof, in accordance with the provisions of said Uniform Commercial Code, ten (10) days' notice by Brazos to Lessee shall be deemed to be reasonable notice of any such provision requiring such notice. Any sale of FF&E by Brazos may be made on such terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law or otherwise required hereunder. Brazos shall incur no liability as a result of the sale of the FF&E, or any part thereof, at any private or public sale. Lessee hereby waives, to the extent permitted by law, any claims against Brazos arising by reason of the fact that the price at which the FF&E may have been sold at such private sale was less than the price which may have been obtained at a public sale or was less than the aggregate account of the amounts due from Lessee to Brazos hereunder, even if Brazos accepts the first offer received and does not offer the FF&E to more than one possible purchaser.

         No remedy referred to in this SECTION 13.2 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Brazos at law or in equity, and the exercise in whole or in part by Brazos of any one or more of such remedies shall not preclude the simultaneous or later exercise by Brazos of any or all such other remedies. No waiver by Brazos of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

         With respect to the termination of this Facilities Lease as to any Facility as a result of an Event of Default, Lessee hereby waives service of any notice of intention to re-enter. Lessee hereby waives any and all rights to recover or regain possession of any Facility or to reinstate this Facilities Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

         Section 13.3. EVENTS OF FACILITY TERMINATION. The occurrence of any of the following shall constitute an Event of Facility Termination with respect to a Facility:

                  (a) UNSATISFACTORY TITLE. If at any time title to any Facility is not satisfactory to Brazos or Assignee by reason of any Lien or other defect not disclosed in writing at the time of any advance (even though the same may have existed at the time of any such advance), except the Permitted Encumbrances, and such Lien, encumbrance or other defect would have a material adverse effect on the Facility and is not corrected to the satisfaction of Brazos and Assignee within one hundred eighty (180) days after written notice to Lessee unless such defect whether material or not would cause a loss or forfeiture of title to a Facility or the loss of priority of any Lien for the benefit of Assignee, in which case such defect shall be cured immediately and prior to any such loss of title or priority.

                  (b) NONCONFORMING WORK. If Lessee shall fail to promptly correct any structural defect in a Facility or replace any FF&E which does not conform to the specifications for same upon demand of Brazos.

                  (c) NON-COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. If Lessee fails to materially comply with any requirement of any Governmental Authority with respect to such Facility and such non-compliance results in a material adverse effect on the value of the Facility or to contest such requirement by means of a Permitted Contest under ARTICLE XVIII
         (i) within thirty (30) days after notice in writing of such requirement shall have been given to Lessee by such Governmental Authority or by Brazos or Assignee, or (ii) if such requirement is of a nature that it cannot be complied with within such 30-day period, if Lessee shall fail after such notice either diligently to commence complying with such requirement or to proceed thereafter with reasonable diligence and in good faith to comply with such requirement; provided, however, that (i) Lessee shall in any event comply with such requirement prior to the date on which such Facility may be seized or sold as a result of such non-compliance, and (ii) a potential adverse impact reasonably likely to be less than $500,000 in the aggregate with respect to all Facilities or FF&E shall be deemed to be not material.

                  (d) PERMITS. If Lessee shall fail to obtain or be unable to obtain any Permit, or if any Permit shall be revoked or otherwise cease to be in full force and effect and Lessee shall not have obtained reinstatement or reissuance of such Permit within thirty (30) days after the revocation or expiration thereof, or if such reinstatement or reissuance is of a nature that it cannot be completely effected within thirty (30) days, Lessee shall not have diligently commenced application for such reinstatement or reissuance and shall thereafter be diligently proceeding to complete said reinstatement or reissuance.

                  (e) DEFAULT UNDER ACQUIRED FACILITIES LEASE. Lessee shall default after the expiration of all applicable cure periods under such Acquired Facilities Lease or as may be allowed under local Law in the observance or performance of any term, covenant or condition of the Acquired Facilities Lease relating to such Facility on the part of Brazos, as tenant thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required by the landlord under the Acquired Facilities Lease, or if any one or more of the events referred to in the Acquired Facilities Lease shall occur which would cause the Acquired Facilities Lease to terminate without notice or action by the landlord thereunder or which would entitle the landlord under the Acquired Facilities Lease to terminate the Acquired Facilities Lease and the term thereof by the giving of notice to Brazos, as tenant thereunder, or if the Acquired Facilities Lease shall be terminated or canceled for any reason or under any circumstance whatsoever, or if any of the terms, covenants or conditions of the Acquired Facilities Lease shall in any manner be modified, changed, supplemented, altered or amended in any material respect without the consent of Brazos.

         Section 13.4. BRAZOS' RIGHT UPON EVENT OF FACILITY TERMINATION. If any Event of Facility Termination with respect to a Facility shall occur, Brazos may, with Agent's approval, as liquidated damages and not as a penalty, require Lessee to purchase such Facility on the next Basic Rent Payment Date at a price equal to the Acquisition Cost for such Facility by giving written notice of such required purchase or assume all obligations of Brazos under an Acquired Facilities Lease. In connection with any such purchase under this SECTION 13.4, on the Basic Rent Payment Date upon which such purchase shall occur, Lessee shall pay to Brazos, in addition to any purchase price payable, all Basic Rent then due and payable and any Additional Rent and other amounts owing hereunder with respect to such Facility. At the time of such sale, Lessee shall be required to pay to Brazos the obligations, costs, losses, damages, and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained by Brazos by reason of such Event of Facility Termination and exercise of Brazos' rights under this SECTION 13.4.

                                   ARTICLE XIV

                         LOSS OF OR DAMAGE TO FACILITIES

         Section 14.1. LESSEE'S RISK. Lessee hereby assumes all risk of loss of or damage to Facilities, however caused. No loss of or damage to any Facility shall impair any obligation of Lessee under this Facilities Lease, which shall continue in full force and effect with respect to any lost or damaged Facility.

         Section 14.2. REPAIR. In the event of damage of any kind whatsoever to any Facility (unless the same is determined by Lessee to be damaged beyond repair as provided in SECTION 14.3 hereof) Lessee, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance.

         Section 14.3. FACILITY DAMAGED BEYOND REPAIR. If a material part of a Facility is unusable for sixty (60) days or more, or if the cost of repair exceeds fifty percent (50%) of the Acquisition Cost, or if any Facility is destroyed, lost, stolen, seized, confiscated, rendered unfit for use or damaged beyond repair (in the reasonable judgment of Lessee), or if the use of any Facility by Lessee in the ordinary course of business is prevented by the act of any third person or persons or governmental instrumentality for a period exceeding ninety (90) days (other than an act which is a Taking which is substantial as described in SECTION 15.1 of this Facilities Lease), or if the Acquired Facilities Lease applicable to such Facility is terminated due to casualty, or if such Facility is attached (other than on a claim against Brazos as to which Lessee is not obligated to indemnify Brazos) and the attachment is not removed within ninety (90) days, or if a Taking which is substantial as described in SECTION 15.1 shall occur, then in any such event, (i) Lessee shall promptly notify Brazos and Assignee in writing of such event, (ii) on the Basic Rent Payment Date following such event, unless such Basic Rent Payment Date occurs within ten (10) days of such event, in which case on the next Basic Rent Payment Date, Lessee shall pay to Brazos an amount equal to the Acquisition Cost of such Facility (after deducting any insurance proceeds received by Brazos in respect of such event or the net amount after Brazos' expenses of proceeds to Brazos from any award or sale made in connection with a Taking); provided that insurance or net Taking proceeds, if any, received by Brazos in excess of the Acquisition Cost of the affected Facility shall be paid by Brazos to Lessee,
(iii) the Lease Term or Renewal Term of such Facility shall continue until the Basic Rent Payment Date on which Brazos receives payment from Lessee of the amount payable pursuant to this SECTION 14.3 and the Basic Rent and any Additional Rent and other amounts owing hereunder, and shall thereupon terminate and (iv) Brazos shall on such Basic Rent Payment Date transfer title to such Facility to Lessee, and Lessee shall be subrogated to Brazos' rights in the affected transaction.

                                   ARTICLE XV

                            CONDEMNATION OF FACILITY

         Section 15.1. TAKING OF SUBSTANTIALLY ALL OF A FACILITY. If Lessee or Brazos shall receive notice that the use, occupancy or title to all or substantially all of a Facility is to be taken, requisitioned or sold in, by or on account of eminent domain proceedings or other action by any person or authority having the power of eminent domain (such events collectively referred to as a "TAKING"), and such Taking is substantial, then the Lease Term or Renewal Term shall terminate as provided in SECTION 14.3. A Taking shall be deemed substantial if the Facility or the remainder of the Property on which it is located is unusable for Lessee's ordinary business purposes or the Acquired Facilities Lease applicable to such Facility is terminated as a result of such Taking.

         Section 15.2. TAKING OF LESS THAN SUBSTANTIALLY ALL OF A FACILITY. If less than substantially all of a Facility or the Property on which it is located is subject to a Taking, then this Facilities Lease shall continue in effect as to such Facility not taken and Lessee, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance. Brazos and Lessee each hereby waives any statutory or common law right allowing either of them to petition any court to terminate this Facilities Lease in the event of a Taking of less than substantially all of the Facility or the Property on which it is located.

         Section 15.3. GRANT OF MINOR EASEMENTS. So long as no Event of Default or Event of Facility Termination hereunder has occurred and is continuing, Lessee shall have the right to grant minor easements and dedications for the benefit of any Facility or which are deemed reasonably necessary for Lessee's use of the Facility. If Lessee receives any monetary consideration for such easement or dedication, Lessee shall promptly deliver such consideration to Brazos. Lessee shall exercise the above power to grant without the joinder of Brazos, except that Brazos will cooperate, at Lessee's expense, as necessary and join in the execution of any appropriate instrument. As a condition precedent to Lessee's exercise of any of Lessee's powers under this Article, Lessee shall give Brazos ten (10) days' prior written notice of the proposed action. Upon the giving of such notice, Lessee shall be deemed to have certified that such action will not materially adversely affect either the market value of such Facility or the use of such Facility for its intended purpose, will not affect Brazos' or any Assignee's ability to exercise its rights and remedies under this Facilities Lease and that Lessee undertakes to remain obligated under this Facilities Lease to the same extent as if Lessee had not exercised its powers under this Article and Lessee will perform all obligations under such instrument and shall prepare all required documents and provide all other instruments and certificates as Brazos may reasonably request.

                                   ARTICLE XVI

                               LEASEHOLD INTERESTS

         The following provisions relate to each lease (an "ACQUIRED FACILITIES LEASE") under which a leasehold interest in a Facility is being subleased to Lessee hereunder:

         (a) This Facilities Lease is subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in each Acquired Facilities Lease and the matters to which the Acquired Facilities Lease is subject and subordinate.

         (b) Lessee hereunder covenants and agrees to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the underlying Acquired Facilities Lease on Brazos' part as lessee thereunder to be performed and observed including, without limitation, payment of all rent, additional rent and other amounts payable by Brazos as lessee under the Acquired Facilities Lease, to the end that all things shall be done which are necessary to keep unimpaired the rights of Brazos as lessee under the Acquired Facilities Lease. Each of the parties hereto agree to promptly provide the other with copies of any notices or other information received in writing from any landlord under an Acquired Facilities Lease. If in the reasonable judgment of Lessee, the lessor under any Acquired Facilities Lease shall default in any of its obligations to Brazos with respect to the Facility or FF&E demised by such Acquired Facilities Lease, Lessee shall have the right, after giving Brazos prior written notice of its intention to act and of the nature of the action proposed to be taken by Lessee, to take such action in its own name in order to enforce the rights of the lessee in respect of the Property demised; provided, however, Lessee agrees to indemnify, defend and hold Brazos harmless from and against all liability, damage or expense which Brazos shall suffer or incur by reason of such action.

         (c) Lessee covenants and agrees that it will not do or cause to be done or suffer or permit any act or thing to be done which would cause such Acquired Facilities Lease or the rights of Brazos as lessee thereunder to be canceled, terminated or forfeited or which would make Lessee or Brazos liable for any losses, costs, liabilities, damages, claims, penalties or other expenses. Brazos covenants and agrees, subject to any limitations on its rights and obligations hereunder, that it will not do or cause to be done or knowingly suffer or knowingly permit any act or thing to be done without notice to Lessee which would or might cause such Acquired Facilities Lease or the rights of Brazos as lessee thereunder to be canceled, terminated or forfeited or which would make Lessee or Brazos liable for any losses, costs, liabilities, damages, claims, penalties or other expenses.

         (d) Lessee covenants and agrees pursuant to ARTICLE X hereof to indemnify and hold harmless Brazos and any Assignee from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of Lessee's failure to comply with any Acquired Facilities Lease or the provisions of this ARTICLE XVI.

         (e) Brazos and Lessee agree that any services which are required to be provided or repairs or restorations which are required to be made in accordance with the provisions of such Acquired Facilities Lease by the lessor thereunder will be provided and made by such lessor, and Brazos shall have no obligation to provide any such services or to make any such repairs or restorations. Brazos shall in no event be liable to Lessee nor shall the obligations of Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the lessor under the Acquired Facilities Lease in providing such services or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against Brazos or any offset against any amount payable to Brazos under this Facilities Lease.

         (f) If Brazos' interest under any Acquired Facilities Lease shall expire, terminate or otherwise be extinguished, the Facilities Lease of the Facility to which such Acquired Facility Lease relates shall thereupon terminate as provided in this paragraph. Upon such expiration, termination or extinguishment (i) on the Basic Rent Payment Date next succeeding such event, Lessee shall pay to Brazos an amount equal to the Acquisition Cost of such Facility and (ii) the Lease Term or Renewal Term of such Facility shall continue until the date on which Brazos receives payment from Lessee of the amount payable pursuant to this paragraph (f) and of all Basic Rent payable and any Additional Rent and other amounts owing hereunder, and shall then terminate upon the payment of such amounts.

                                  ARTICLE XVII

                          FF&E TO BE PERSONAL PROPERTY

         It is the intention and understanding of Brazos and Lessee that all FF&E shall be and at all times remain personal property. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any person from acquiring any rights in FF&E paramount to the rights of Brazos by reason of such FF&E being deemed to be real property. If, notwithstanding the intention of the parties and the provisions of this ARTICLE XVII, any person acquires or claims to have acquired any rights in any FF&E superior to the rights of Brazos, by reason of such FF&E being deemed to be real property, Lessee, upon becoming aware of such fact, shall promptly notify Brazos in writing of such fact and (unless the basis for such claim is waived or eliminated to the reasonable satisfaction of Brazos within a period of thirty
(30) days from the date it is asserted) Lessee shall on the Basic Rent Payment Date following the expiration of the 30-day period referred to above in this sentence pay to Brazos an amount equal to the Acquisition Cost of such FF&E at the time of payment. On such Basic Rent Payment Date, in addition to the payment of the Acquisition Cost, Lessee shall pay to Brazos Basic Rent payable and any Additional Rent and other amounts owing hereunder and the lease of such FF&E shall thereupon terminate. Concurrently with the payment of such Acquisition Cost to Brazos, Brazos shall transfer title to such FF&E to Lessee, and Lessee shall be subrogated to Brazos' rights in the affected transaction.

                                  ARTICLE XVIII

                               PERMITTED CONTESTS

         (a) Lessee shall not be required, nor shall Brazos have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, Lien or encumbrance, or to comply or cause any Facility or FF&E to comply with any Legal Requirements applicable to any Facility or FF&E or the occupancy, use or operation thereof, so long as no Event of Default or Event of Facility Termination exists under this Facilities Lease with respect to any Facility, and, in the opinion of Lessee's counsel, Lessee shall have reasonable grounds to contest, and shall be diligently contesting, the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of Brazos, (i) shall not involve any material danger that any Facility or FF&E or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith,
(ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder, (iii) could not result in any criminal liability from a failure to comply therewith, and could not reasonably be expected to cause either Brazos or any Assignee to incur civil liability which, in the sole judgment of Brazos or any Assignee, is not adequately indemnified (Lessee's obligations under ARTICLE X of this Facilities Lease shall be deemed to be adequate indemnification if no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination exists and if such civil liability is reasonably likely to be less than $100,000 per Facility or FF&E and $1,000,000 in the aggregate for all Facilities and FF&E), (iv) shall be permitted under the provisions of the Acquired Facilities Lease, if any, on such Facility, (v) if involving taxes, shall suspend the collection of taxes, and (vi) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Lessee or the Facility or FF&E is subject and shall not constitute a default thereunder. Lessee shall conduct all such contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of such contest, pay and discharge all amounts which shall be determined to be payable therein. Notwithstanding anything in this paragraph (a) to the contrary, Lessee shall not be obligated to actively contest any mechanics' or materialmens' Lien or claim which does not exceed $500,000; provided that the failure to so contest does not violate clauses (i)-(iv) or (vi) above, provided further that such Lien is junior to any Lien of an Assignee on such Facility, and provided further, that Lessee shall in any event diligently contest and defend against the enforcement of any such Lien or claim in good faith and with due diligence and shall promptly, after the final determination (including appeals of such contest), pay and discharge all amounts which shall be determined to be payable therein.

         (b) At least ten (10) days prior to the commencement thereof, Lessee shall notify Brazos and Agent in writing of any such proceeding in which the amount in contest exceeds $100,000, and shall describe such proceeding in reasonable detail. If a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which Lessee is obligated to reimburse Brazos under this Facilities Lease, or if Brazos is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then Brazos shall in a timely manner notify Lessee in writing of such proposed levy or proceeding.

                                   ARTICLE XIX

                                  MISCELLANEOUS

         Section 19.1. SURVIVAL. All agreements, indemnities, representations and warranties, and the obligation to pay Additional Rent contained in this Facilities Lease shall survive the expiration or other termination hereof.

         Section 19.2. ENTIRE AGREEMENT. This Facilities Lease and the Facility Leasing Records covering Facilities and FF&E leased pursuant hereto and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Facilities Lease or the Facility, except as provided herein or therein.

         Section 19.3. MODIFICATIONS. This Facilities Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing and is signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

         SECTION 19.4. GOVERNING LAW. THIS FACILITIES LEASE SHALL WITH RESPECT TO EACH FACILITY IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH SUCH FACILITY IS LOCATED, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. ANY PROVISION

OF THIS FACILITIES LEASE WHICH IS PROHIBITED BY LAW OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR UNENFORCEABILITY WITHOUT INVALIDATING THE REMAINING PROVISIONS HEREOF, AND THE PARTIES HERETO SHALL NEGOTIATE IN GOOD FAITH APPROPRIATE MODIFICATIONS TO REFLECT SUCH CHANGES AS MAY BE REQUIRED BY LAW, AND, AS NEARLY AS POSSIBLE, TO PRODUCE THE SAME ECONOMIC EFFECTS AS THE PROVISION WHICH IS PROHIBITED OR UNENFORCEABLE; AND ANY SUCH PROHIBITION OR UNENFORCEABILITY IN ANY JURISDICTION SHALL NOT INVALIDATE OR RENDER UNENFORCEABLE SUCH PROVISION IN ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE AND BRAZOS HEREBY WAIVE ANY PROVISION OF LAW WHICH RENDERS ANY PROVISION HEREOF PROHIBITED OR UNENFORCEABLE IN ANY RESPECT.

         Section 19.5. NO OFFSETS. The obligations of Lessee to pay all amounts payable pursuant to this Facilities Lease (including specifically and without limitation amounts payable due under ARTICLES VI and X hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of Lessee to lease and pay Basic Rent, Additional Rent or any other amounts for any and all Facilities is without any warranty or representation, express or implied, as to any matter whatsoever on the part of Brazos or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

         NEITHER BRAZOS NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM, MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, ENVIRONMENTAL CONDITION (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS), OR ANY OTHER CHARACTERISTIC, OF ANY FACILITY OR FF&E, OR AS TO WHETHER ANY FACILITY OR FF&E OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

         AS BETWEEN BRAZOS AND LESSEE, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, AND TO THE EXTENT ALLOWED BY LAW AND EXCEPT AS OTHERWISE PROVIDED HEREIN, LESSEE ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, TO ITS OBLIGATION TO PAY BASIC RENT, ADDITIONAL RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

         (a) THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF ANY FACILITY OR FF&E, LATENT OR NOT;

         (b) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH LESSEE MAY HAVE AGAINST BRAZOS, ANY ASSIGNEE, OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

         (c) ANY DEFECT IN TITLE OR OWNERSHIP OF ANY FACILITY OR FF&E OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE FACILITY OR FF&E;

         (d) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, ANY FACILITY OR FF&E, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF ANY FACILITY OR FF&E BY LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF ANY FACILITY OR FF&E, IN WHOLE OR IN PART;

         (e) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE FACILITY OR FF&E BY LESSEE;

         (f) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST LESSEE, GUARANTOR OR BRAZOS;

         (g) ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

         (h) THE INVALIDITY OR UNENFORCEABILITY OF THIS FACILITIES LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF BRAZOS OR LESSEE TO ENTER INTO THIS FACILITIES LEASE; OR

         (i) ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

         LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS FACILITIES LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. NOTHING CONTAINED IN THIS SECTION 19.5 SHALL BE DEEMED TO BENEFIT ANY THIRD PARTY OR TO CONSTITUTE A WAIVER OR LIMITATION OF ANY RIGHT THAT LESSEE MAY HAVE AGAINST ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY LESSOR OF AN ACQUIRED FACILITIES LEASE (OTHER THAN BRAZOS) OR ANY PRIOR OWNER OF ANY FACILITY.

         Section 19.6. NON-RECOURSE. Brazos' obligations hereunder are intended to be the limited obligations of the limited partnership and of the corporation which is the general partner thereof. Notwithstanding any other provision of this Facilities Lease, Lessee agrees that the personal liability of Brazos and the limited partners of Brazos shall be strictly and absolutely limited to the Facilities and FF&E and no recourse for the payment of any amount due under this Facilities Lease or any other agreement contemplated hereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any other assets of the limited partnership or of the general or of any limited partner of Brazos or any incorporator, shareholder, officer, director or Affiliate (past, present or future) of such general partner or limited partner, or of any Affiliate of either, or of any successor corporation to any corporate general partner or any corporate limited partner of Brazos, it being understood that Brazos is a limited partnership entering into the transactions involved in and relating to this Facilities Lease on the express understanding aforesaid.

         Section 19.7.  NOTICES.

         (a) Any notice or request which by any provision of this Facilities Lease is required or permitted to be given by either party to the other shall be deemed to have been given when delivered by hand (including, delivery by courier), three (3) days after being deposited in the mail, postage prepaid, by certified or registered mail or, if promptly confirmed by mail or by hand-delivery, as provided above, when sent by telex, or other written telecommunication, addressed to the following specified addresses or to such other addresses as Brazos or Lessee may specify by written notice to the other party:

         If to Brazos:

                  Brazos Automotive Properties, L.P.
                  c/o Brazos Automotive Properties Management, Inc. 2911 Turtle Creek Blvd., Suite 1240
                  Dallas, Texas  75219
                  Attention: Gregory C. Greene
                  Telephone:        (214) 522-7296
                  Telecopy:         (214) 520-2009

         with a copy to:

                  Heller Financial, Inc.
                  500 West Monroe Street
                  Chicago, Illinois 60661
                  Attention: Commercial Equipment Finance Division,
                             Portfolio Manager

         If to Agent or Assignee:

                  The Chase Manhattan Bank
                  One Chase Square, Tower 9
                  Rochester, New York 14643
                  Attention: Philip M. Hendrix, Vice President
                  Telephone:        (716) 258-5437
                  Telecopy:         (716) 258-7604

         with a copy to:

                  Gardere Wynne Sewell & Riggs, L.L.P.
                  333 Clay Avenue, Suite 800
                  Houston, Texas  77002-4086
                  Attention: Carol M. Burke
                  Telephone:        (713) 308-5561
                  Telecopy:         (713) 308-5555

         If to Lessee:

                  Monro Leasing, LLC
                  200 Holleder Parkway
                  Rochester, New York 14615
                  Attention: Catherine D'Amico, Senior Vice President
                  Telephone:        (716) 647-6400 X 335
                  Telecopy:         (716) 627-0941

With a copy to any Assignee at such other address as such Assignee may specify by written notice to Brazos and Lessee.

         (b) Brazos shall within five (5) Business Days give to Lessee a copy of all notices received by Brazos pursuant to any Credit Agreement or any Acquired Facility Lease and any other notices received with respect to any Facility.

         Section 19.8. USURY. No provision of this Facilities Lease, the Agreement for Facilities Lease or any other instrument relating to this Facilities Lease, shall require the payment or permit the collection of interest in excess of the maximum non-usurious interest rate under applicable law (the "MAXIMUM RATE"). If any excess interest in such respect is so provided for, or shall be adjudicated to be so provided for, the provisions of this SECTION 19.8 shall govern, and neither Lessee nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate. In determining the Maximum Rate, any interest shall be spread over the term of the Facilities Lease to the extent permitted by applicable U.S. Federal or state law, notwithstanding the actual time for the payment of any rent or other amounts hereunder. It is expressly stipulated and agreed to be the intent of Brazos and Lessee at all times to comply with applicable state law governing the Maximum Rate or the amount of interest payable pursuant to this Facilities Lease (or applicable U.S. Federal law to the extent that it permits Brazos to contract for, charge, take, reserve or receive a greater amount of interest than under state law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Facilities Lease, the Agreement for Facilities Lease or any of the other documents relating to this Facilities Lease or any amount contracted for, charged, taken, reserved or received with respect to this Facilities Lease, or if Brazos' exercise of any option contained herein or in any other document to accelerate the payment of amounts required hereunder results in Lessee having paid any interest in excess of that permitted by applicable law, then it is Brazos' and Lessee's intent that all excess amounts theretofore collected by Brazos be credited on the remaining balance of payments due hereunder (or, if all amounts due hereunder have been or would thereby be paid in full, refunded to Lessee) and the provisions of this Facilities Lease shall immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and under any other document relating hereto. If at any time the amount of any interest for a year, would, but for this SECTION 19.8, exceed the amount of interest that would have been accrued during such year if the Maximum Rate had from time to time been in effect, the total interest payable for such year shall be limited to the amount that would have been accrued if the Maximum Rate had from time to time been in effect, and to the fullest extent permitted by applicable law, such excess shall be (i) spread and allocated to the preceding periods in which the interest paid was less than the interest that would have been accrued at the Maximum Rate or (ii) spread and allocated to subsequent periods in which the total payments on account of interest are less than the interest that would have accrued at the Maximum Rate.

         Section 19.9. NO MERGER. There shall be no merger of this Facilities Lease or of the leasehold estate hereby created with the fee estate in any Facility by reason of the fact that the same person acquires or holds, directly or indirectly, this Facilities Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in any Facility or any interest in such fee estate.

         Section 19.10. SALE OR ASSIGNMENT BY BRAZOS.

         (a) So long as no Event of Default shall be continuing, Brazos shall not sell, mortgage or encumber or assign its right, title, interest or obligations in a Facility or under this Facilities Lease, except that Brazos shall have the right to finance the acquisition and ownership of the Facility by selling, assigning or granting a security interest in its right, title and interest in this Facilities Lease as provided in the Credit Agreement and any or all amounts due from Lessee or any third party under this Facilities Lease as provided in the Credit Agreement; provided that any such sale, assignment or grant of a security interest shall be subject to the rights and interests of Lessee under this Facilities Lease.

         (b) Upon the occurrence of an event of default under the Credit Agreement, any Assignee shall, except as otherwise agreed by Brazos and Assignee, have all the rights, powers, privileges and remedies of Brazos hereunder, and Lessee's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that Lessee may have against Brazos or any prior Assignee. Upon written notice to Lessee of any such assignment, Lessee shall attorn to any Assignee, and Lessee shall thereafter make payments of Basic Rent, Additional Rent and other sums due hereunder to Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of Lessee to Brazos hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by Brazos hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of Brazos except as set forth in the Subordination and Attornment Agreement for each Facility.

         Section 19.11. INCOME TAXES. Brazos agrees that it will not file any Federal, state or local income tax returns any, with respect to any Facility or FF&E that are inconsistent with the treatment of Lessee as owner of such Facility for Federal, state and local income tax purposes during the Lease Term or any Renewal Term.

         19.12. TRANSFER ON AS-IS BASIS. In connection with any sale of Facility pursuant to this Facilities Lease, when Brazos transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, Brazos, but free of the Lien created by a Credit Agreement and any Lien created by Brazos contrary to the terms of this Facilities Lease.

         Section 19.13. RIGHT TO PERFORM FOR LESSEE.

         (a) If Lessee fails to perform or comply with any of its covenants or agreements contained in this Facilities Lease, Brazos may, upon notice to Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of Brazos incurred in connection with such performance or compliance, shall be payable by Lessee, not later than ten (10) days after written notice by Brazos.

         (b) Without in any way limiting the obligations of Lessee hereunder, Lessee hereby irrevocably appoints Brazos as its agent and attorney at the time at which Lessee is obligated to deliver possession of any Facility to Brazos, to demand and take possession of such Facility in the name and on behalf of Lessee from whomsoever shall be at the time in possession thereof.

         Section 19.14. MERGER, CONSOLIDATION OR SALE OF ASSETS.

         (a) Lessee shall not consolidate with or merge into any other corporation which is not a Subsidiary or sell all or substantially all of its assets to any Person which is not a Subsidiary, except that Lessee may consolidate with or merge into any other corporation, or sell all or substantially all of its assets to any Person; provided that, (i) no default or event of default occurs under the Corporate Credit Documents and (ii) the surviving corporation or transferee Person shall assume, by execution and delivery of instruments satisfactory to Brazos and Agent, the obligations of Lessee hereunder and become successor to Lessee, but Lessee, if it is the surviving corporation, shall not thereby be released, without the consent of Brazos and Agent, from its obligations hereunder and, provided further, that such surviving corporation or transferee Person will, on a pro forma basis, immediately after such consolidation, merger or sale, possess a consolidated net worth greater than or equal to that of Lessee immediately prior to such consolidation, merger or sale and no Event of Default or Event of Facility Termination shall have occurred or result therefrom.

         (b) Brazos may not consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person, except that Brazos may consolidate with or merge into any other corporation, or sell all or substantially all of its assets to any Person; provided that, the surviving corporation or transferee Person shall assume, by execution and delivery of instruments satisfactory to Lessee and Agent, the obligations of Brazos hereunder and become successor to Brazos, but Brazos shall not thereby be released without the consent of Lessee and Agent from its obligations hereunder and, provided further, that such surviving corporation or transferee Person will, on a pro forma basis, immediately after such consolidation, merger or sale, possess a consolidated net worth greater than or equal to that of Brazos immediately prior to such consolidation, merger or sale.

         (c) The terms and provisions of this Facilities Lease shall be binding upon and inure to the benefit of Brazos and Lessee and their respective successors and assigns.

         Section 19.15. EXPENSES. Lessee shall pay all of the out-of-pocket costs and expenses incurred by Brazos and any Assignee in connection with this Facilities Lease as set forth on an invoice showing the basis for such costs and expenses, including without limitation the reasonable fees and disbursements of counsel to Brazos and counsel to any Assignee.

         Section 19.16. PAYMENT OF TAXES. In connection with the sale or purchase of any Facility pursuant to this Facilities Lease, Lessee shall pay or shall cause the purchaser of such Facility to pay in addition to the purchase price, all transfer taxes, transfer gains taxes, if any, recording and filing fees and all other similar taxes (except mortgage taxes), fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of such Facility to Lessee or any purchaser; provided that Lessee or any purchaser shall not be required to pay U.S. Federal net income or capital gains taxes.

         Section 19.17. RULE AGAINST PERPETUITIES. The parties hereto do not intend any interest created by this Facilities Lease to be a perpetuity or to be subject to invalidation under the perpetuities rule, however, if the rule is to be applied, then the perpetuities period shall be twenty-one (21) years after the last to die of the currently living great-grandchildren and/or grandchildren of George H. W. Bush.

         Section 19.18. REEXECUTION. The parties hereto shall reexecute this Facilities Lease to the extent necessary to make this Facilities Lease enforceable under the laws of any State in which a Facility is located.

         Section 19.19. PURCHASE OR SALE OF PROPERTY. Notwithstanding anything to the contrary herein, Lessee shall not have the right to purchase any Facility or arrange for the sale of any Facility to a third party unless simultaneous with such purchase or sale any Property on which such Facility is located is purchased by Lessee or sold to a third party.

         Section 19.20. SEVERABILITY. In case one or more provisions of this Facilities Lease shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         Section 19.21. INDEPENDENT OBLIGATIONS. Lessee hereby affirms and agrees with Brazos that its obligations under SECTIONS 9.3 and 13.4 and under ARTICLES X, XI, XII, XIV, XV and XVI are obligations of Lessee independent of this Facilities Lease and are intended to be fully enforceable as contractual obligations of Lessee and its permitted assignees hereunder without regard to the enforceability or continuation of this Facilities Lease or Lessee's continued use or occupancy of the Facility. Lessee acknowledges that Brazos has obtained commitments for financing of Facilities and Assignees have entered into the Credit Agreement in reliance on these independent obligations of Lessee.

         Section 19.22. EXECUTION IN COUNTERPARTS. This Facilities Lease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 19.23. CONFIDENTIALITY. Brazos shall keep confidential all information of a confidential nature received by it from Lessee pursuant to this Facilities Lease; provided, however, that such information may be disclosed, where necessary: (i) to directors, officers, employees, agents, representatives or outside counsel of Brazos or of the Agent or any Bank or any Affiliate of any Bank under the Credit Agreement; (ii) to any auditor, government official or examiner; (iii) pursuant to any subpoena or other court order or otherwise as may be required by applicable law; or (iv) to any assignee of or participant in, or prospective assignee of or participant in, any Bank's Advances or its Commitment or any part thereof under the Credit Agreement who, in each case, agrees in writing to be bound by the terms of this Section; and provided further, that no confidentiality obligation shall attach to any information which (1) is or becomes publicly known, through no wrongful act on the part of any Person who shall have received such information, (2) is rightfully received by such Person from a third party, (3) is independently developed by such Person, or (4) is explicitly approved for release by Lessee.

         Section 19.24. EXECUTION BY LESSEE. By execution of the Memorandum of Lease for a Facility or FF&E, Lessee agrees to all of the terms and conditions of this Facility Lease and is deemed to have executed this Facility Lease as of the date of the request for advance with respect to such Facility or FF&E.

         IN WITNESS WHEREOF, Brazos and Lessee have caused this Facilities Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.


                              BRAZOS AUTOMOTIVE PROPERTIES, L.P.
                              a Delaware limited partnership

                              By: BRAZOS AUTOMOTIVE PROPERTIES MANAGEMENT,
                              INC., a Delaware corporation, General Partner


                              By:  /s/ Daniel D. Boeckman
                                  ----------------------------------------------
                                   Daniel D. Boeckman, Executive Vice President


                              MONRO LEASING, LLC,
                              a Delaware limited liability company

                              By:    MONRO MUFFLER BRAKE, INC., its Sole Member



                              By:  /s/ Catherine D'amico
                                  ----------------------------------------------
                                   Catherine D'Amico, Senior Vice President and
                                   Chief Financial Officer

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )

         On the ___ day of September 1998, before me personally came Daniel D. Boeckman, who, being by me duly sworn, did depose and say that he is the Executive Vice President of BRAZOS AUTOMOTIVE PROPERTIES MANAGEMENT, INC., a Delaware corporation, the General Partner of BRAZOS AUTOMOTIVE PROPERTIES, L.P., a Delaware limited partnership, and as said officer executed the foregoing instrument.


                                                  ------------------------------
                                                  NOTARY PUBLIC IN AND FOR
                                                  THE STATE OF NEW YORK
[SEAL]





STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )

         On the ___ day of September 1998, before me personally came Catherine D'Amico who, being by me duly sworn, did depose and say that she is the Senior Vice President and Chief Financial Officer of MONRO MUFFLER BRAKE, INC., a New York corporation, the Sole Member of MONRO LEASING, LLC, a Delaware limited liability company, and as said officer executed the foregoing instrument.




                                                  ------------------------------
                                                  NOTARY PUBLIC IN AND FOR
                                                  THE STATE OF NEW YORK

[SEAL]

                                    EXHIBIT A

                              SCHEDULE OF INSURANCE


         1. All risk direct physical damage insurance for the Property and all improvements, equipment and structures located thereon in the amounts and subject to the deductibles and self-insurance provisions that are applicable under like insurance coverage maintained by Lessee for similar property and equipment owned, leased or held by Lessee and which are approved by Agent.

         2. Commercial general liability insurance, including, without limitation, coverage for legal liability against claims for bodily injury, death or property damage, occurring on, in or about each Property and the improvements, equipment and structures located thereon, in the minimum amount of $1,000,000 combined single limit per occurrence for bodily injury and property damage, $2,000,000 annual aggregate. Liability coverage may be subject to such deductibles as may be usual and customary for Lessee to carry in its normal course of business. However, in no event shall a deductible be applied as respects Lessee's interest.

         3. Workers' compensation and employers' liability insurance covering Lessee's employees in such amount as is required by law, or if permissible under state law, any legally appropriate alternative providing substantially similar compensation for injured workers.







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